                                                              Rule No. 424(b)(5)
                                                      Registration No. 333-12617

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 2, 1996

                        20,000,000 PREFERRED SECURITIES
                              HARTFORD CAPITAL II
[LOGO]
            8.35% CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES,
                              SERIES B (QUIPS SM)*
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
      GUARANTEED TO THE EXTENT THE ISSUER HAS FUNDS AS SET FORTH HEREIN BY
                            ITT HARTFORD GROUP, INC.

                                --------------
  The 8.35% Cumulative Quarterly Income Preferred Securities, Series B (the "Series B Preferred Securities"), offered hereby represent undivided beneficial interests in the assets of Hartford Capital II, a trust formed under the laws of the State of Delaware (the "Series B Issuer"). ITT Hartford Group, Inc., a Delaware corporation ("ITT Hartford"), will be the owner of the beneficial interests represented by common securities of the Series B Issuer ("Series B Common Securities"). Wilmington Trust Company is the Property Trustee of the Series B Issuer. The Series B Issuer exists for the sole purpose of issuing the Series B Preferred Securities and the Series B Common Securities and investing the proceeds thereof in 8.35% Junior Subordinated Deferrable Interest Debentures, Series B (the "Series B Debentures") to be issued by ITT Hartford. The Series B Debentures will mature on October 30, 2026, which date may be extended to a date not later than October 30, 2045 if certain conditions are met. The Series B Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series B Common Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.
                                                        (Continued on next page)
  SEE "RISK FACTORS" BEGINNING ON PAGE S-5 HEREOF FOR CERTAIN INFORMATION RELEVANT TO INVESTMENT IN THE SERIES B PREFERRED SECURITIES.

                                --------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS  SUPPLEMENT OR
      THE PROSPECTUS  TO  WHICH  IT RELATES.  ANY  REPRESENTATION  TO  THE
       CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

                                       INITIAL PUBLIC UNDERWRITING     PROCEEDS TO THE
                                       OFFERING PRICE COMMISSION(1) SERIES B ISSUER(2)(3)
                                       -------------- ------------- ---------------------
Per Series B Preferred Security.......     $25.00          (2)             $25.00
Total.................................  $500,000,000       (2)          $500,000,000

-------
(1) The Series B Issuer and ITT Hartford have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Series B Preferred Securities will be used to purchase the Series B Debentures, the Underwriting Agreement provides that ITT Hartford will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds, $0.7875 per Series B Preferred Security (or $15,750,000 in the aggregate). See "Underwriting".
(3) Expenses of the offering, which are payable by ITT Hartford, are estimated to be $500,000.

                                --------------
  The Series B Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series B Preferred Securities will be made only in book entry form through the facilities of DTC on or about October 30, 1996, against payment therefor in immediately available funds.
-------
* QUIPS is a servicemark of Goldman, Sachs & Co.

                              GOLDMAN, SACHS & CO.
CS FIRST BOSTON                                        DEAN WITTER REYNOLDS INC.
A.G. EDWARDS & SONS, INC.                                        LEHMAN BROTHERS
PAINEWEBBER INCORPORATED                      PRUDENTIAL SECURITIES INCORPORATED
                                --------------

          The date of this Prospectus Supplement is October 25, 1996.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES B PREFERRED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(Continued from previous page)

  Holders of the Series B Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 1996, at the annual rate of 8.35% of the liquidation amount of $25 per Series B Preferred Security ("Distributions"). ITT Hartford has the right to defer payments of interest on the Series B Debentures by extending the interest payment period thereon at any time or from time to time for up to 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), provided that such Extension Period may not extend beyond the Stated Maturity (as defined herein) of the Series B Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, ITT Hartford may select a new Extension Period subject to the requirements set forth herein. If interest payments are so deferred, Distributions on the Series B Preferred Securities will also be deferred and ITT Hartford will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to ITT Hartford's capital stock or debt securities that rank pari passu with or junior to the Series B Debentures. During an Extension Period, interest on the Series B Debentures will continue to accrue (and the Series B Preferred Securities will accumulate additional interest thereon at the rate of 8.35% per annum, compounded quarterly), and holders of Series B Preferred Securities will be required to accrue interest income for United States Federal income tax purposes. See "Certain Terms of Series B Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Considerations--Potential Extension of Interest Payment Period and Original Issue Discount".

  ITT Hartford has, through the Series B Guarantee, the Trust Agreement, the Series B Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series B Issuer's obligations under the Preferred Securities. The Series B Guarantee of ITT Hartford guarantees the payment of Distributions and payments on liquidation or the redemption with respect to the Series B Preferred Securities as set forth below, in each case out of funds held by the Series B Issuer, to the extent described herein (the "Series B Guarantee"). See "Description of Guarantee" in the accompanying Prospectus. If ITT Hartford does not make interest payments on the Series B Debentures held by the Series B Issuer, the Series B Issuer will have insufficient funds to pay Distributions on the Series B Preferred Securities. The Series B Guarantee does not cover payment of Distributions when the Series B Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Series B Preferred Securities is to enforce the rights of the Series B Issuer under the Series B Debentures held by the Series B Issuer, including the institution of a direct action against ITT Hartford by such holder. The obligations of ITT Hartford under the Series B Guarantee and the Series B Debentures are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus).

  The Series B Preferred Securities are subject to mandatory redemption upon repayment of the Series B Debentures at maturity or their earlier redemption. The Series B Debentures are redeemable prior to maturity at the option of ITT Hartford (i) in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series B Debentures so redeemed to the date fixed for redemption, plus the greater of
(a) the principal amount thereof and (b) an amount equal to the Discounted Remaining Fixed Amount Payments (as defined in "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus), (ii) on or after October 30,

(Continued from previous page)
2001, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the Series B Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof, or (iii) at any time, in whole (but not in part), upon the occurrence of a Special Event (as defined herein), at a redemption price equal to the accrued and unpaid interest on the Series B Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of Junior Subordinated Debentures--Redemption" and "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" in the accompanying Prospectus.

  At any time, ITT Hartford will have the right to terminate the Series B Issuer and cause the Series B Debentures to be distributed to the holders of the Series B Preferred Securities in liquidation of the Series B Issuer. If ITT Hartford elects to liquidate the Series B Issuer and thereby causes the Series B Debentures to be distributed to holders of the Series B Preferred Securities in liquidation of the Series B Issuer, ITT Hartford shall have the right to shorten or extend the maturity of such Series B Debentures, provided that it can extend the maturity only if at the time such election is made and at the time of extension (i) ITT Hartford is not in bankruptcy, otherwise insolvent or in liquidation, (ii) ITT Hartford is not in default in the payment of any interest or principal on the Series B Debentures, (iii) the Series B Issuer is not in arrears on payments of Distributions on the Series B Preferred Securities and no deferred Distributions are accumulated, (iv) the Series B Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization and (v) the extended Stated Maturity is no later than the 49th anniversary of the initial issuance of the Series B Preferred Securities. See "Certain Terms of Series B Debentures--General."

  The Series B Debentures are subordinate and junior in right of payment to all Senior Debt. As of June 30, 1996, ITT Hartford had approximately $1.5 billion of principal amount of Senior Debt outstanding. The terms of the Series B Debentures place no limitation on the amount of Senior Debt that may be incurred by ITT Hartford. As a non-operating holding company, most of the operating assets of ITT Hartford and its consolidated subsidiaries are owned by such subsidiaries and ITT Hartford relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series B Debentures will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, and holders of Series B Debentures should look only to the assets of ITT Hartford for payments on Series B Debentures. The payment of dividends by ITT Hartford's insurance company subsidiaries is limited under the insurance holding company laws in the states in which such subsidiaries are domiciled. See "ITT Hartford Group" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  In the event of the liquidation of the Series B Issuer, after satisfaction of liabilities to creditors of the Series B Issuer as required by applicable law, the holders of the Series B Preferred Securities will be entitled to receive a liquidation amount of $25 per Series B Preferred Security plus accrued and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series B Debentures, subject to certain limitations. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  The Series B Preferred Securities have been approved for listing on the New York Stock Exchange subject to official notice of issuance. If the Series B Debentures are distributed to the holders of Series B Preferred Securities upon the liquidation of the Series B Issuer, ITT Hartford will use its best efforts to list the Series B Debentures on the New York Stock Exchange or such other stock exchanges or other self-regulatory organizations, if any, on which the Series B Preferred Securities are then listed or traded.

(Continued from previous page)

  The Series B Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series B Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series B Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of Preferred Securities--Book-entry Issuance" in the accompanying Prospectus.

                               ----------------

  FOR NORTH CAROLINA INVESTORS: THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

  The following information supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between ITT Hartford and Wilmington Trust Company, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement among ITT Hartford, as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein. Each of the other capitalized terms used in this Prospectus Supplement has the meaning set forth in this Prospectus Supplement or in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series B Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES B GUARANTEE AND THE
 SERIES B DEBENTURES

  The obligations of ITT Hartford under the Series B Guarantee issued by ITT Hartford for the benefit of the holders of Series B Preferred Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt of ITT Hartford. The obligations of ITT Hartford under the Series B Debentures are subordinate and junior in right of payment to all Senior Debt. At June 30, 1996, the Senior Debt of ITT Hartford aggregated approximately $1.5 billion. As a non-operating holding company, most of the operating assets of ITT Hartford and its consolidated subsidiaries are owned by such subsidiaries and ITT Hartford relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series B Debentures will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, and holders of Series B Debentures should look only to the assets of ITT Hartford for payments on the Series B Debentures. The payment of dividends by ITT Hartford's insurance company subsidiaries is limited under the insurance holding company laws in the states in which such subsidiaries are domiciled. See "ITT Hartford Group." None of the Indenture, the Series B Guarantee or the Trust Agreement place any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by ITT Hartford. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures-- Subordination" in the accompanying Prospectus.

  The ability of the Series B Issuer to pay amounts due on the Series B Preferred Securities is solely dependent upon ITT Hartford making payments on the Series B Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  ITT Hartford has the right under the Indenture to defer the payment of interest at any time and from time to time on the Series B Debentures to a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Debentures. As a consequence of any such extension, quarterly Distributions on the Series B Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate of 8.35% per annum) by the Series B Issuer during any such Extension Period. In the event that ITT Hartford exercises this right, during any such Extension Period, ITT Hartford may not, and may not permit any subsidiary of ITT Hartford to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of ITT Hartford's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Junior Subordinated

Debentures) that rank pari passu with or junior in interest to the Series B Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of ITT Hartford, (b) redemptions or purchases of any rights pursuant to ITT Hartford's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Guarantee). Prior to the termination of any such Extension Period, ITT Hartford may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions of such Extension Period may not exceed 20 consecutive quarters or extend beyond the maturity of the Series B Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, ITT Hartford may select a new Extension Period subject to the above requirements. See "Certain Terms of the Series B Preferred Securities--Distributions" and "Certain Terms of the Series B Debentures-- Option to Extend Interest Payment Period."

  Should an Extension Period occur, a holder of Series B Preferred Securities will continue to accrue interest income in respect of its pro rata share of the Series B Debentures held by the Series B Issuer for United States Federal income tax purposes. As a result, a holder of Series B Preferred Securities will include such interest in gross income for United States Federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series B Issuer if the holder disposes of the Series B Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Considerations--Potential Extension of Interest Payment Period and Original Issue Discount."

  ITT Hartford has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series B Debentures. However, should ITT Hartford elect to exercise such right in the future, the market price of the Series B Preferred Securities is likely to be affected. A holder that disposes of its Series B Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series B Preferred Securities. In addition, as a result of the existence of ITT Hartford's right to defer interest payments, the market price of the Series B Preferred Securities (which represent a preferred undivided beneficial interest in the Series B Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence and continuation of a Special Event, as described in "Description of Preferred Securities--Redemption--Special Event Redemption or Distribution" in the accompanying Prospectus, ITT Hartford has the right to redeem the Series B Debentures in whole (but not in part) and therefore cause a mandatory redemption of the Series B Preferred Securities and Series B Common Securities at the redemption price within 90 days following the occurrence of such Special Event. See "Description of Preferred Securities-- Redemption--Special Event Redemption or Distribution" in the accompanying Prospectus.

  On December 7, 1995, President Clinton proposed certain tax law changes that would, among other things, generally deny interest deductions to corporate issuers of debt that has a term of more than 40 years. Under the proposal, for purposes of determining the term of an instrument, any right to extend would be treated as exercised. The President's proposal would also deny interest deductions for interest on a debt instrument issued by a corporation that has a term exceeding 20 years and is not reflected as indebtedness on the issuer's consolidated balance sheet. The same proposal was included in President Clinton's budget plan on March 19, 1996. Under the President's proposal and the budget plan, these provisions would be effective for instruments issued on or after December 7, 1995. However, the Chairmen of the House Ways and Means Committee and the Senate Finance Committee, as well as the Ranking Minority Member of the House Ways and Means Committee, have publicly indicated their intent that the proposals, if enacted, would not apply to debt issued prior to the date of "appropriate Congressional action". No such Congressional action has occurred or is expected to occur prior to the issuance of the Series B Debentures. However, if either of the President's proposals were enacted and applied to the Series B Debentures, ITT Hartford would not be able to deduct interest or original issue discount on the Series B Debentures and a Tax Event, as described in "Description of Preferred Securities--Redemption--Special Event Redemption or Distribution" in the accompanying Prospectus, would occur, which would permit ITT Hartford to redeem the Series B Debentures in whole (but not in part) and therefore cause a mandatory redemption of the Series B Common Securities and the Series B Preferred Securities. Neither the President's proposal nor the budget plan would effect the United States federal income tax consequences of the purchase, ownership or disposition of the Series B Preferred Securities.

  There can be no assurance as to the market prices for Series B Preferred Securities or Series B Debentures that may be distributed in exchange for Series B Preferred Securities if a dissolution or liquidation of the Series B Issuer were to occur. Accordingly, the Series B Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series B Debentures that a holder of Series B Preferred Securities may receive on dissolution and liquidation of the Series B Issuer, may trade at a discount to the price that the investor paid to purchase the Series B Preferred Securities offered hereby. In addition, because ITT Hartford has the right to shorten or extend the maturity of the Series B Debentures upon a termination of the Series B Issuer and the distribution of the Series B Debentures to holders of Series B Preferred Securities, there can be no assurance that ITT Hartford will not exercise its option to change the maturity of the Series B Debentures upon an exchange. Because holders of Series B Preferred Securities may receive Series B Debentures upon the termination of the Series B Issuer, prospective purchasers of Series B Preferred Securities are also making an investment decision with regard to the Series B Debentures and should carefully review all the information regarding the Series B Debentures contained herein. See "Description of the Preferred Securities--Redemption--Special Event Redemption or Distribution" and "Description of the Corresponding Junior Subordinated Debentures--General" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES B GUARANTEE

  The Series B Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the indenture trustee under the Series B Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series B Guarantee for the benefit of the holders of the Series B Preferred Securities. Wilmington Trust Company will also act as Debenture Trustee for the Series B Debentures and as Property Trustee and Delaware Trustee under the Trust Agreement. The Series B Guarantee guarantees to the holders of the Series B Preferred Securities the following payments, to the extent not paid by the Series B Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series B Preferred Securities, to the extent that the Series B Issuer has funds on hand available therefor, (ii) the redemption price with respect to any Series B Preferred Securities called for redemption to the extent that the Series B Issuer has funds on hand available therefor, and
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Series B Issuer (unless the Series B Debentures are distributed to holders of the Series B Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions to the date of payment and (b) the amount of assets of the Series B Issuer remaining available for distribution to holders of the Series B Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Series B Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series B Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series B Guarantee. Any holder of the Series B Preferred Securities may institute a legal proceeding directly against ITT Hartford to enforce its rights under the Series B Guarantee without first instituting a legal proceeding against the Series B Issuer, the Guarantee Trustee or any other person or entity. If ITT Hartford were to default on its obligation to pay amounts payable under the Series B Debentures, the Series B Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series B Preferred Securities or otherwise, and, in each such event, holders of the Series B Preferred Securities would not be able to rely upon the Series B Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of ITT Hartford to pay interest on or principal of the Series B Debentures on the payment date on which such payment is due and payable, then a holder of Series B Preferred Securities may institute a legal proceeding directly against ITT Hartford for enforcement of payment to such holder of the principal of or interest on such Series B Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series B Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, ITT Hartford will have a right of set-off under the Indenture to the extent of any payment made by ITT Hartford to such holder of Series B Preferred Securities in the Direct Action. Except as set forth herein, holders of Series B Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series B Debentures or assert directly any other rights in respect of the Series B Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights of Holders of Preferred Securities," "Description of Junior Subordinated Debentures--Debenture Events of Default" and "Description of Guarantee" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series B Preferred Securities by acceptance thereof agrees to the provisions of the Series B Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series B Preferred Securities will generally have limited voting rights relating only to the modification of the Series B Preferred Securities and the dissolution, winding-up or termination of the Series B Issuer. Holders of Series B Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, which voting rights are vested exclusively in the holder of the Series B Common Securities except upon the occurrence of certain events described herein. The Issuer Trustees and ITT Hartford may amend the Trust Agreement to ensure that the Series B Issuer will be classified for Federal income tax purposes as a grantor trust without the consent of holders, even if such action adversely affects the interests of holders. See "Description of Preferred Securities-- Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES B PREFERRED SECURITIES

  The Series B Preferred Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Accordingly, the Series B Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series B Debentures. A holder of Series B Preferred Securities who disposes of its Series B Preferred Securities between record dates for payments of Distributions will nevertheless be required to include accrued but unpaid interest on the Series B Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted basis in its Series B Preferred Securities disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for Federal income tax purposes. See "Certain Federal Income Tax Considerations--Sale or Redemption of Series B Preferred Securities."

                              HARTFORD CAPITAL II

  Hartford Capital II is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by ITT Hartford, as sponsor of the Series B Issuer, and Wilmington Trust Company as Delaware Trustee and (ii) the filing of a certificate of trust with the Delaware Secretary of State on October 25, 1995. The Series B Issuer's business and affairs are conducted by three Issuer Trustees: Wilmington Trust Company, as Property Trustee and Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with ITT Hartford. The Series B Issuer exists for the exclusive purposes of (i) issuing and selling the Series B Preferred Securities and Series B Common Securities, (ii) using the proceeds from the sale of Series B Preferred Securities and Series B Common Securities to acquire Series B Debentures issued by ITT Hartford and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Series B Debentures will be the sole assets of the Series B Issuer, and payments under the Series B Debentures will be the sole revenue of the Series B Issuer. All of the Series B Common Securities will be owned by ITT Hartford. The Series B Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series B Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement, the rights of ITT Hartford as holder of the Series B Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series B Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. ITT Hartford will acquire Series B Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Series B Issuer. The Series B Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series B Issuer is Hartford Plaza, Hartford, Connecticut 06115, Attention:
Secretary and its telephone number is (860) 547-5000. See "The Issuers" in the accompanying Prospectus.

                              ITT HARTFORD GROUP

  ITT Hartford Group, Inc. ("ITT Hartford" and, together with its subsidiaries, "ITT Hartford Group") is a holding company that owns, directly or indirectly, a number of insurance companies, including Hartford Fire Insurance Company ("Hartford Fire"). ITT Hartford Group, a diversified international organization founded in 1810, is the seventh largest property and casualty insurer and the eighth largest life insurer in the United States, with total assets of $100.2 billion and equity of $4.4 billion at June 30, 1996.

  The North American property and casualty operations, with written premiums of $2.9 billion for the six months ended June 30, 1996, provide a wide range of personal, commercial, specialty and reinsurance coverages. In personal lines, ITT Hartford Group ranks among the 10 largest carriers and is the endorsed provider of automobile and homeowners coverages to members of the American Association of Retired Persons ("AARP"). Commercial insurance, the property and casualty company's largest line with $1.3 billion in written premiums for the six months ended June 30, 1996, offers an array of products to address customer needs, including commercial multi-peril, general liability and workers' compensation. Specialty lines provide the expertise necessary to meet the needs of customers with sophisticated insurance, service or risk financing requirements. ITT Hartford Group is also a major reinsurer, with subsidiaries and operations located in Hong Kong, Spain, the United States, the United Kingdom and Canada.

  ITT Hartford Group also provides property and casualty and life products in the European insurance market. The largest operations are London and Edinburgh in the United Kingdom, Zwolsche Algemeene in The Netherlands and ITT Ercos in Spain.

  ITT Hartford Group's life insurance operations, with assets exceeding $68.0 billion at June 30, 1996, provide individual and group life insurance and disability insurance, asset accumulation products and financial services for individuals, corporations and government entities. ITT Hartford Group ranks among the top providers of retirement planning products and services for corporations and government entities, and, with $7.0 billion in new fixed and variable annuity deposits in 1995, it continues to rank among industry leaders in the sale of these products.

  As a holding company with no significant business operations of its own, ITT Hartford relies on dividends from its insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash to meet its obligations, including the payment of principal of (and premium, if any) and any interest on debt obligations of ITT Hartford (including the Series B Debentures), and to pay dividends to holders of its capital stock. The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with the other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or (ii) net income for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting policies. The insurance holding company laws of the other jurisdictions in which ITT Hartford's insurance subsidiaries are incorporated generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends.

  ITT Hartford is an entity separate and distinct from its insurance subsidiaries. The principal source for payment of principal (and premium, if any) and any interest on debt obligations of ITT Hartford (including the Securities) is expected to be dividends paid on common stock of these subsidiaries. The rights of ITT Hartford to participate in any distribution of assets of any of its subsidiaries upon the liquidation or reorganization thereof or otherwise (and thus the ability of holders of the Securities to benefit indirectly from such distribution) are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that ITT Hartford may itself be a creditor of that subsidiary. Claims on these subsidiaries by persons other than ITT Hartford include, as of June 30, 1996, claims by policyholders for benefits payable amounting to $44.3 billion, claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $1.5 billion.

                              RECENT DEVELOPMENTS

THIRD QUARTER 1996 AND NINE MONTHS ENDED SEPTEMBER 30, 1996--OPERATING RESULTS

  ITT Hartford had a net loss of $543 million for the third quarter 1996, due to $693 million of special after-tax charges. These actions included a charge of $510 million related to an increase in asbestos and environmental reserves, the recognition of losses on ITT Hartford's closed book of Guaranteed Rate Contracts ("GRC"), resulting in a $169 million charge, and certain other, primarily foreign tax-related, items amounting to $14 million. Absent these charges, ITT Hartford's net income would have been $150 million for the quarter, a 13% decline from the third quarter 1995 results. Core earnings (defined as after-tax net income, excluding the impact of accounting changes, the reserve increase and other charges noted above, allocated items relating to the spin-off of ITT Hartford from ITT Corporation and net realized capital gains or losses) were $132 million for the third quarter of 1996, down 15% compared with $155 million for the third quarter of 1995, primarily due to unusually high catastrophe claims and the resolution of several large environmental cases. Excluding these two items, core earnings were up 16% to $215 million from $186 million for the third quarter of 1995. Catastrophe claims for the period were unusually high at $49 million, compared with the $14 million reported for the same period in 1995.

  Due to the GRC charge, ITT Hartford's revenues were down 7% to $2.8 billion. Revenues for ongoing operations, which exclude the GRC charge and other run-off operations, were up 1% to almost $3 billion compared with the $2.9 billion for the same quarter in 1995. Realized capital gains, after tax, excluding the GRC charge, were $18 million, compared with $6 million for the same period in 1995. Since the beginning of the year, assets have grown nearly 11% to $104 billion as of September 30, 1996 from $93.9 billion.

  For the first nine months of the year, ITT Hartford had a net loss of $304 million, compared with $418 million of net income for the same period in 1995. Core earnings were down 4% to $343 million from $356 million in 1995, due primarily to unusually adverse catastrophe experience in the first and third quarters. Excluding these items, core earnings for the nine-month period rose 19% to $601 million from $505 million for the comparable period in 1995. Revenues for ongoing operations, which exclude the GRC charge and other run-off operations, increased 6% to $9.1 billion, from $8.6 billion for the first nine months in 1995.

ENVIRONMENTAL AND ASBESTOS ISSUES

  ITT Hartford continues to receive claims asserting damages from environmental exposures and for injuries from asbestos and asbestos-related products, both of which affect the North American Property & Casualty, International and Runoff segments. Environmental claims relate primarily to pollution and related clean-up costs. With regard to these claims, uncertainty exists which impacts the ability of insurers and reinsurers to estimate the ultimate reserves for unpaid losses and related settlement expenses. ITT Hartford finds that conventional reserving techniques cannot estimate the ultimate cost of these claims because of inadequate development patterns and inconsistent emerging legal doctrine. For the majority of environmental claims and many types of asbestos claims, unlike any other type of contractual claim, there is almost no agreement or consistent precedent to determine what, if any, coverage exists or which, if any, policy years and insurers or reinsurers may be liable. Further uncertainty arises with environmental claims since claims are often made under policies, the existence of which may be in dispute, the terms of which may have changed over many years, which may or may not provide for legal defense costs, and which may or may not contain environmental exclusion clauses that may be absolute or allow for fortuitous events. Courts in different jurisdictions have reached disparate conclusions on similar issues and in certain situations have broadened the interpretation of policy coverage and liability issues. In light of the extensive claim settlement process for environmental and asbestos claims, involving comprehensive fact gathering, subject matter expertise and intensive litigation, ITT Hartford established an environmental claims facility in 1992 to defend itself aggressively against unwarranted claims and to minimize costs.

  Within the property and casualty insurance industry, progress has been made in developing sophisticated, alternative methodologies utilizing company experience and supplemental databases to assess environmental and asbestos liabilities. Consistent with ITT Hartford's practice of using the best techniques to estimate ITT Hartford's environmental and asbestos exposures, a study was initiated in April 1996. ITT Hartford, utilizing internal staff supplemented by outside legal and actuarial consultants, completed the study in October 1996.

  The study included a review of identified environmental and asbestos exposures of North American Property & Casualty, U.S. exposures of ITT Hartford's International segment and exposures of the Runoff segment, and covered ITT Hartford's Personal, Commercial, Reinsurance, Specialty and Other lines of business. The methodology utilized a ground up analysis of policy, site and exposure level data for a representative sample of ITT Hartford's claims. The results of the evaluation were extrapolated against the balance of the claim population to estimate ITT Hartford's overall exposure for reported claims.

  In addition to estimating liabilities on reported environmental and asbestos claims, ITT Hartford estimated reserves of claims incurred but not reported ("IBNR"). The IBNR reserve was estimated using information on reporting patterns of known insureds, characteristics of insureds such as limits exposed, attachment points and number of coverage years involved, third party costs, and closed claims.

  Included in ITT Hartford's analysis of environmental and asbestos exposures was a review of applicable reinsurance coverage. Reinsurance coverage applicable to the sample was used to estimate the reinsurance coverage that applied to the balance of the reported environmental and asbestos claims and to the IBNR estimates.

  An international actuarial firm reviewed ITT Hartford's approach and concluded that the way it studied its exposures, the thoroughness of its analysis and the way it came to its estimates was reasonable and comprehensive.

  Upon completion of the study and assessment of the results in October 1996, ITT Hartford determined that its environmental and asbestos reserves should be increased, on an undiscounted basis, by $493 million (net of reinsurance) and $292 million (net of reinsurance), respectively, as of September 30, 1996. Reserve activity for both reported and unreported environmental and asbestos claims, including reserves for legal defense costs, was as follows (net of reinsurance):

    ENVIRONMENTAL AND ASBESTOS CLAIMS LOSS AND LOSS ADJUSTMENT EXPENSES (IN
                                   MILLIONS)

                                                                   FOR THE
                                FOR THE NINE MONTHS ENDING       YEAR ENDING
                                    SEPTEMBER 30, 1996        DECEMBER 31, 1995
                               -----------------------------  -----------------
                               ENVIRONMENTAL ASBESTOS TOTAL        TOTAL(1)
                               ------------- -------- -----        -------
     Beginning liability.....     $  926       $410   $1,336       $1,334
     Loss and loss expense
      incurred...............        604        336      940          163
     Loss and loss expense
     paid....................        (96)       (34)    (130)        (161)
                                  ------       ----   ------       ------
     Ending liability........     $1,434       $712   $2,146       $1,336
                                  ------       ----   ------       ------

--------
(1) Prior to December 31, 1995 claims were not split between environmental and asbestos exposures.

  ITT Hartford's pretax operating earnings have been impacted over the last three years by incurred environmental and asbestos loss and loss expense as follows (in millions): $163 in 1995, $145 in 1994 and $160 in 1993, with all years reported net of reinsurance.

  ITT Hartford believes that the environmental and asbestos reserves reported at September 30, 1996 are a reasonable estimate of the ultimate remaining liability for these claims based upon known facts, current assumptions and ITT Hartford's methodologies. Future social, economic, legal or legislative developments may alter the original intent of policies and the scope of coverage. ITT Hartford will continue to evaluate new developments and methodologies as they become available for use in supplementing ITT Hartford's ongoing analysis and review of its environmental and asbestos exposures. These future reviews may result in a change in reserves, impacting ITT Hartford's results of operations in the period in which the reserve estimates are changed. While the effects of future changes in facts, legal and other issues could have a material effect on future results of operations, ITT Hartford does not expect such changes would have a material effect on its liquidity or financial condition.

GUARANTEED RATE CONTRACT PORTFOLIO

  Prior to 1996, the closed book of guaranteed rate contract business ("Closed Book GRC") was reported as a component of the Asset Management Services Division of the Life segment. Closed Book GRC is now reported as a component of Runoff Operations and had no new or renewal business as of the end of 1995. The majority of products included in Closed Book GRC are guaranteed investment contracts with guaranteed fixed or indexed rates for a specific period. Closed Book GRC results have been negatively affected by lower investment rates and earnings on mortgage backed securities due to prepayments experienced in excess of assumed levels in years prior to 1995. Closed Book GRC was also affected by the interest rate rise in 1994 when the duration of its assets lengthened relative to that of the liabilities. Due to the reduced investment earnings and duration mismatch, the portfolio had insufficient assets to fund fully its liability commitments. During the third quarter of 1996, the Life segment transferred assets in the amount of $200 million to the Runoff segment to adequately fund Closed Book GRC so that future cash infusions would be minimal.

  Although the Closed Book GRC asset portfolio as a whole is duration matched with its liabilities, certain investments continue to have a longer maturity than their corresponding liabilities and will need to be liquidated prior to maturity in order to meet the specific liability commitments. To protect the existing value of these investments, ITT Hartford entered into various hedge transactions in late September 1996 which substantially eliminated further fluctuation in fair value of the investments due to interest rate changes.

  ITT Hartford's accounting policy is to record an other than temporary impairment charge on a security if it is determined that ITT Hartford is unable to recover all amounts due under the contractual obligations of the security. In addition, ITT Hartford has established specific criteria to be used in the impairment evaluation of an individual portfolio of assets. Specifically, if the asset portfolio is supporting a runoff operation, is forced to be liquidated prior to maturity to meet liability commitments, and has a fair value below amortized cost which will not materially fluctuate as a result of future interest rate changes, then an other than temporary impairment charge has been determined to have occurred. Once an impairment charge has been recorded, ITT Hartford continues to review the impaired securities for appropriate valuation.

  With the initiation of the hedge transactions which eliminated the possibility that the fair value of Closed Book GRC investments would recover to their current amortized cost, an other than temporary impairment loss of $82 million after tax was determined to have occurred and was recorded in September 1996. Also, during the third quarter of 1996, Closed Book GRC had asset sales resulting in proceeds of approximately $500 million and a realized loss of $55 million after tax. The asset sales were the result of current liquidity needs in addition to taking advantage of favorable market conditions for certain securities. Other charges of $32 million after-tax were also incurred in the third quarter.

  During 1995, Closed Book GRC incurred a $68 million after-tax loss from operations. In addition, prior to the above actions, the level of the 1995 loss was expected to decline by 10% to 25% in 1996 and 1997 with the losses having run off in their entirety by the year 2000. As a result of the above actions, it is now expected that the comparable after-tax 1996 loss will be in the range of $51 to $55 million, while after-tax losses in 1997 and 1998 will be reduced to the range of $10 to $20 million per year. Losses from Closed Book GRC in years subsequent to 1998 are expected to be minimal.

FINANCIAL RATINGS

  The following table summarizes ITT Hartford's significant U.S. member companies' financial ratings from the major independent rating organizations as of September 30, 1996:

                                                  A.M. DUFF & STANDARD
                                                  BEST PHELPS & POOR'S  MOODY'S
                                                  ---- ------ -------- ---------
     Hartford Fire...............................  A+   AA       AA          Aa2
     Hartford Life...............................  A+   AA+      AA          Aa2
     Hartford Life & Accident....................  A+   AA+      AA    Not Rated
     ITT Hartford Life & Annuity.................  A+   AA+      AA    Not Rated

  On September 24, 1996 Standard & Poor's announced that it had reduced the claims-paying ability ratings of the ITT Hartford group of companies from AA+ to AA. In announcing the rating change, Standard & Poor's said that the action was based primarily on increased concern with the overall strength of ITT Hartford's consolidated capital, partially offset by a superior business position within the markets that ITT Hartford operates. It noted that the rating action assumed continued significant capital raising initiatives by ITT Hartford over the next year and said that these initiatives, in combination with continued improvement in operating earnings, excluding any unusual charges, should allow the group to improve its overall capital position.

  On October 18, 1996, Moody's Investors Service announced that it was reviewing for possible downgrade various ratings of ITT Hartford and its subsidiaries, including the financial strength ratings of ITT Hartford's insurance subsidiaries, and the ratings assigned to the quarterly income preferred securities of Hartford Capital I and the preferred stock of Hartford Capital II, III and IV. Moody's stated that the review was prompted by ITT Hartford's announcement that it was taking the charges relating to its environmental and asbestos reserves and GRC portfolio referred to above, and that its review would focus on ITT Hartford's exposure to asbestos and environmental losses, its appetite for financial leverage and its strategic complexion over the intermediate term.

  ITT Hartford expects to undertake capital-raising transactions during the remainder of 1996 and 1997, including the offering of the Series B Preferred Securities hereby and other offerings. There can be no assurance, however, as to the timing of or amount of capital raised by such transactions, which will depend on many factors, including market conditions and ITT Hartford's need for and intended use of proceeds from any such transaction. Any such transaction that is a public offering of securities registered under the Securities Act of 1933 will be made only by means of a prospectus.

  Certain of the statements contained herein (other than statements of historical fact) are forward-looking statements. Forward-looking statements are made based upon management's expectations and belief concerning future developments and their potential effect upon ITT Hartford. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on ITT Hartford will be those anticipated by management. Actual results could differ materially from those expected by ITT Hartford, depending on the outcome of certain factors, including those described with the forward-looking statements.

                         SUMMARY FINANCIAL INFORMATION

                                                               NINE MONTHS
                                          THIRD QUARTER      ENDED SEPTEMBER
                                       ENDED SEPTEMBER 30,         30,
                                       -------------------   ---------------
                                         1996       1995       1996     1995
                                       ---------  ---------  --------  -------
                                                   (UNAUDITED)
                                              (DOLLARS IN MILLIONS)
     ITT HARTFORD:
       Revenues......................  $   2,836  $   3,058  $  9,140  $ 8,977
       Net Income (loss) ............       (543)       173      (304)     418
       Core earnings.................        132        155       343      356
       Total assets..................                        $104,021  $90,237
     SUMMARY SEGMENT RESULTS:
     Core Earnings:
       North American Property &
       Casualty......................  $      61  $      84  $    152  $   179
       International.................         24         28        71       77
       Life..........................         67         60       180      157
       Runoff........................        (20)       (17)      (60)     (57)
                                       ---------  ---------  --------  -------
         Core Earnings...............  $     132  $     155  $    343  $   356
                                       =========  =========  ========  =======
     Revenues:
       North American Property &
       Casualty......................  $   1,594  $   1,589  $  4,756  $ 4,746
       International.................        389        376     1,178    1,106
       Life..........................        993        983     3,166    2,751
       Runoff .......................         70        110       250      374
       GRC realized capital loss.....       (210)       --       (210)     --
                                       ---------  ---------  --------  -------
         Revenues....................  $   2,836  $   3,058  $  9,140  $ 8,977
                                       =========  =========  ========  =======

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth ITT Hartford's ratios of earnings to fixed charges for the years and periods indicated:

                                         SIX MONTHS
                                            ENDED
                                          JUNE 30,     YEAR ENDED DECEMBER 31,
                                         ------------  -------------------------
                                         1996   1995   1995 1994 1993 1992  1991
                                         -----  -----  ---- ---- ---- ----  ----
Ratio of Consolidated Earnings to Fixed
 Charges and Preferred Dividend
 Requirements...........................   4.3    5.3  5.8  7.4  6.8  (3.1) 5.0

  For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from operations before Federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense, an imputed interest component for rental expense and dividend requirements on preferred stock of Hartford Fire.

                                USE OF PROCEEDS

  All of the proceeds from the sale of Series B Preferred Securities will be invested by the Series B Issuer in Series B Debentures. ITT Hartford intends to use the proceeds from the sale of such Series B Debentures for general corporate purposes.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of ITT Hartford as of June 30, 1996 and after giving effect to the consummation of the offering of the Series B Preferred Securities. See "Use of Proceeds." The following data is qualified in its entirety by the financial statements of ITT Hartford and other information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus or incorporated herein or therein by reference.

                                                                    AS OF
                                                                JUNE 30, 1996
                                                                --------------
                                                                         PRO
                                                                ACTUAL  FORMA
                                                                ------  ------
                                                                (IN MILLIONS)
Cash .......................................................... $  156  $  156
                                                                ======  ======
Short-Term Debt................................................ $  500  $  500
Long-Term Debt.................................................  1,021   1,021
Company Obligated Mandatorily Redeemable Preferred Securities
 of Subsidiary Trust Holding Solely Parent Junior Subordinated
 Debentures, Series A(1).......................................    485     485
Company Obligated Mandatorily Redeemable Preferred Securities
 of Subsidiary Trust Holding Solely Parent Junior Subordinated
 Debentures, Series B(2).......................................    --      500
Common Stock and Capital Surplus...............................  1,613   1,613
Cumulative Translation Adjustments.............................     16      16
Unrealized Loss on Securities, Net of Tax......................   (189)   (189)
Retained Earnings..............................................  2,946   2,946
                                                                ------  ------
Total Capitalization .......................................... $6,392  $6,892
                                                                ======  ======

--------
(1) On February 28, 1996, Hartford Capital I issued 20,000,000 7.70% Cumulative Quarterly Income Preferred Securities, Series A. The sole assets of Hartford Capital I are $515,463,925 of 7.70% Junior Subordinated Deferrable Interest Debentures, Series A, due February 28, 2016. ITT Hartford owns all of the common securities of Hartford Capital I. The obligations of ITT Hartford, under certain documents, including without limitation a guarantee agreement, constitute a full and unconditional guarantee by ITT Hartford of the obligations of Hartford Capital I under the preferred securities. It is anticipated that Hartford Capital I will not be subject to the reporting requirements under the Securities Exchange Act of 1934.
(2) As described herein, the sole assets of the Series B Issuer will be $515,463,925 million of 8.35% Junior Subordinated Deferrable Interest Debentures, Series B, issued by ITT Hartford to the Series B Issuer. The Series B Debentures will mature on October 30, 2026, which date may be extended to a date not later than October 30, 2045 if certain conditions are met. ITT Hartford owns all of the Series B Common Securities of the Series B Issuer. It is anticipated that the Series B Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series B Issuer will be treated as a subsidiary of ITT Hartford and, accordingly, the accounts of the Series B Issuer will be included in the consolidated financial statements of ITT Hartford. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of ITT Hartford entitled "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Parent Junior Subordinated Debentures, Series B", and appropriate disclosures about the Preferred Securities, the Series B Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, ITT Hartford will record distributions payable on the Preferred Securities as operating expenses.

                        SELECTED FINANCIAL INFORMATION

  The following selected financial data for the five years ended December 31, 1995, are derived from the consolidated audited financial statements of ITT Hartford. The financial data for the six months ended June 30, 1996 and June 30, 1995, are derived from the consolidated unaudited financial statements of ITT Hartford. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which ITT Hartford considers necessary for a fair presentation of its financial position and the results of operations of such dates and for such periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results as might be expected for the entire year ending December 31, 1996.

  The table below reflects the consolidated financial position and results of operations of ITT Hartford. All material intercompany transactions and balances between ITT Hartford and its subsidiaries have been eliminated.

  The following amounts should be read in conjunction with the consolidated financial statements and notes thereto incorporated herein by reference.

                         SIX MONTHS ENDED
                             JUNE 30,              YEARS ENDED DECEMBER 31,
                         -----------------  -------------------------------------------
                           1996     1995     1995     1994     1993     1992     1991
                         --------  -------  -------  -------  -------  -------  -------
                                 (IN MILLIONS, OTHER THAN PER SHARE DATA)
INCOME STATEMENT DATA:
 Revenues............... $  6,304  $ 5,919  $12,150  $11,102  $10,338  $ 9,862  $ 9,242
                         ========  =======  =======  =======  =======  =======  =======
 Net Income:
 North American
  Property & Casualty... $     91  $    95  $   251  $   309  $   287  $   170  $   230
 International..........       35       30       68       47      (16)     (37)       3
 Life...................      113       97      153      150      125       95       73
                         --------  -------  -------  -------  -------  -------  -------
   Sub-Total............ $    239  $   222  $   472  $   506  $   396  $   228  $   306
 Runoff(1)..............      (28)     (21)       6       17        9       23      --
                         --------  -------  -------  -------  -------  -------  -------
   Operating Income, Af-
    ter-Tax............. $    211  $   201  $   478  $   523  $   405  $   251  $   306
 Net Realized Capital
  Gains, After-Tax......       28       31       67       59      101      293       95
 Accounting Changes,
  Net of Tax Expense....      --       --       --        12      --      (379)     --
 Other(2)...............      --        13       14       50       31     (818)      30
                         --------  -------  -------  -------  -------  -------  -------
   Net income........... $    239  $   245  $   559  $   644  $   537  $  (653) $   431
                         ========  =======  =======  =======  =======  =======  =======
 Earnings Per Share:(3)
 Operating Income, Af-
  ter-Tax............... $   1.80  $  1.72  $  4.08  $  4.47  $  3.46  $  2.14  $  2.61
 Net Income............. $   2.04  $  2.09  $  4.77  $  5.50  $  4.59  $ (5.58) $  3.68
BALANCE SHEET DATA:
 Assets................. $100,214  $86,831  $93,855  $76,765  $66,179  $54,180  $37,771
                         ========  =======  =======  =======  =======  =======  =======
 Debt and Subsidiary
  Preferred Stock:
 Short-Term Debt........ $    500  $   915  $   886  $   902  $   384  $   469  $   583
 Long-Term Debt.........    1,021      598    1,022      596      579      575      594
 Note Payable to ITT....      --       --       --       --       140      --       --
                         --------  -------  -------  -------  -------  -------  -------
   Total Debt........... $  1,521  $ 1,513  $ 1,908  $ 1,498  $ 1,103  $ 1,044  $ 1,177
 Subsidiary Preferred
  Stock.................      --        86      --        86      263      292      292
                         --------  -------  -------  -------  -------  -------  -------
   Debt and Subsidiary
    Preferred Stock..... $  1,521  $ 1,599  $ 1,908  $ 1,584  $ 1,366  $ 1,336  $ 1,469
                         --------  -------  -------  -------  -------  -------  -------
 Company Obligated
  Mandatorily Redeemable
  Preferred Securities
  Trust Holding Solely
  Parent Junior Subordi-
  nated Debentures,
  Series A..............      485      --       --       --       --       --       --
 Other Liabilities...... $ 93,822  $80,425  $87,245  $71,997  $60,801  $49,165  $32,486
                         --------  -------  -------  -------  -------  -------  -------
 Liabilities............ $ 95,828  $82,024  $89,153  $73,581  $62,167  $50,501  $33,955
                         ========  =======  =======  =======  =======  =======  =======
 Stockholders' Equity
  Excluding Unrealized
  Gain (Loss)........... $  4,575  $ 4,956  $ 4,457  $ 4,403  $ 3,934  $ 3,652  $ 3,837
 Unrealized Gain
  (Loss)................     (189)    (149)     245   (1,219)      78       27      (21)
                         --------  -------  -------  -------  -------  -------  -------
   Stockholders' Equi-
    ty.................. $  4,386  $ 4,807  $ 4,702  $ 3,184  $ 4,012  $ 3,679  $ 3,816
                         ========  =======  =======  =======  =======  =======  =======
 Capitalization Exclud-
  ing Unrealized Gain
  (Loss)................ $  6,581  $ 6,555  $ 6,365  $ 5,987  $ 5,300  $ 4,988  $ 5,306
                         ========  =======  =======  =======  =======  =======  =======
OTHER DATA:
 Debt to Equity Exclud-
  ing Unrealized Gain
  (Loss)(4)(5)..........     43.8%    32.3%    42.8%    36.0%    34.7%    36.6%    38.3%
 Debt to Capitalization
  Excluding Unrealized
  Gain (Loss)(4)(5).....     30.5%    24.4%    30.0%    26.5%    25.8%    26.8%    27.7%
 Combined Ratio(6)......    106.4    105.4    104.6    102.6    105.1    114.8    111.3
 Hartford Fire Statutory
  Surplus...............  $ 3,730  $ 3,530  $ 3,639  $ 3,104  $ 3,314  $ 3,007  $ 3,059

--------
(1) The Runoff segment includes certain insurance operations of ITT Hartford which have discontinued writing new and renewal business.
(2) Primarily reflects ITT Hartford's allocation of ITT Corporation corporate tax and related interest reserves, as well as general provisions for expenses and exposure related to the spin-off of ITT Hartford by ITT Corporation which occurred on December 19, 1995. Also includes the following in 1992: reserve strengthening of $759 million and Hurricane Andrew related claims of $112 million.
(3) Actual number of common shares outstanding at December 31, 1995 of 117.1 million assumed for all periods presented.
(4) Debt includes subsidiary preferred stock.
(5) Debt at June 30, 1996 includes Company Obligated Mandatorily Redeemable Preferred Securities Trust Holding Solely Parent Junior Subordinated Debentures, Series A.
(6) For the periods after 1992, the combined ratios exclude the results of Runoff Operations. Additionally, the 1992 combined ratio excludes the impact of $900 million of reserve strengthening actions taken to address loss developments in surplus lines and reinsurance at First State Insurance Companies, a group of entities that ceased writing new and renewal business at the end of 1992, and $250 million of legal defense costs associated with environmental-related claims. Including the impact of these actions, the combined ratio for 1992 was 133.7.

                CERTAIN TERMS OF SERIES B PREFERRED SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Series B Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of the Preferred Securities", to which description reference is hereby made. This summary of certain terms and provisions of the Series B Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

DISTRIBUTIONS

  The Series B Preferred Securities represent undivided beneficial interests in the assets of the Series B Issuer, and Distributions on each Series B Preferred Security will be payable at the annual rate of 8.35% of the stated liquidation amount of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Distributions that are in arrears for more than one quarter will accumulate additional interest thereon ("Additional Amounts") at the rate per annum of 8.35% thereof, compounded quarterly. The term "Distributions" as used herein shall include any such Additional Amounts. Distributions will accrue from October 30, 1996, the date of original issuance. The first Distribution payment date for the Series B Preferred Securities will be December 31, 1996, and such Distribution will be cumulative from the date of original issuance. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

  ITT Hartford has the right under the Indenture to defer the payment of interest at any time and from time to time on the Series B Debentures, for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Debentures. As a consequence of any such extension, quarterly Distributions on the Series B Preferred Securities would be deferred (but would continue to accumulate additional interest thereon at the rate of 8.35% per annum) by the Series B Issuer during any such Extension Period. In the event that ITT Hartford exercises this right, during any such Extension Period, ITT Hartford may not, and may not permit any subsidiary of ITT Hartford to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of ITT Hartford's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series B Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of ITT Hartford, (b) redemptions or purchases of any rights pursuant to ITT Hartford's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Guarantee). Prior to the termination of any such Extension Period, ITT Hartford may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions of such Extension Period may not exceed 20 consecutive quarters or extend beyond the maturity of the Series B Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, ITT Hartford may select a new Extension Period subject to the above requirements. See "Certain Terms of the Series B Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount".

  ITT Hartford has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series B Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series B Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series B Preferred Securities, upon not less than 30 nor more than 60 days notice, at a Redemption Price equal to the aggregate liquidation amount of such Series B Preferred Securities plus accumulated and unpaid Distributions thereon to the date of Redemption (the "Redemption Date") and the related amount of the premium, if any, paid by ITT Hartford upon the concurrent redemption of the Series B Debentures. See "Description of Preferred Securities-- Redemption" in the accompanying Prospectus and "Certain Terms of Series B Debentures--Redemption".

  ITT Hartford will have the right to redeem the Series B Debentures (i) in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series B Debentures so redeemed to the date fixed for redemption, plus the greater of (a) the principal amount thereof and (b) an amount equal to the Discounted Remaining Fixed Amount Payments (as defined in "Description of Junior Subordinated Debentures-- Redemption" in the accompanying Prospectus), (ii) on or after October 30, 2001, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the Series B Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof, or (iii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined in the accompanying Prospectus, and as so collectively defined, a "Special Event"), at a redemption price equal to the accrued and unpaid interest on the Series B Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to conditions described under "Description of Junior Subordinated Debentures--Redemption" and "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" in the accompanying Prospectus.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence and continuation of a Special Event, ITT Hartford has the right to redeem the Series B Debentures in whole (but not in part) and therefore cause a mandatory redemption of the Series B Preferred Securities and Series B Common Securities at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, ITT Hartford will have the right to terminate the Series B Issuer and after satisfaction of the liabilities of creditors of the Series B Issuer as provided by applicable law, cause the Series B Debentures to be distributed to the holders of the Series B Preferred Securities in liquidation of the Series B Issuer. Under current United States Federal income tax law and interpretations and assuming, as expected, the Series B Issuer is treated as a grantor trust, a distribution of the Series B Debentures should not be a taxable event to holders of the Series B Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Series B Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Series B Debentures to Holders of Series B Preferred Securities." If ITT Hartford does not elect either option described above, the Series B Preferred Securities will remain outstanding until the repayment of the Series B Debentures.

  If ITT Hartford elects to liquidate the Series B Issuer and thereby causes the Series B Debentures to be distributed to holders of the Series B Preferred Securities in liquidation of the Series B Issuer, ITT Hartford shall have the right to shorten or extend the maturity of such Series B Debentures, provided that it can extend the maturity only if certain conditions are met. See "Certain Terms of Series B Debentures--General."

LIQUIDATION VALUE

  The amount payable on the Series B Preferred Securities in the event of any liquidation of the Series B Issuer is $25 per Series B Preferred Security plus accumulated and unpaid Distributions, which, subject to certain exceptions, may be in the form of a distribution of such amount in Series B Preferred Securities. See "Description of Preferred Securities--Liquidation Distribution upon Termination" in the accompanying Prospectus.

                     CERTAIN TERMS OF SERIES B DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series B Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Corresponding Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series B Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

  Concurrently with the issuance of the Series B Preferred Securities, the Series B Issuer will invest the proceeds thereof and the consideration paid by ITT Hartford for the Series B Common Securities in the Series B Debentures issued by ITT Hartford. The Series B Debentures will bear interest at the annual rate of 8.35% of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing December 31, 1996, to the person in whose name each Series B Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that each Series B Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series B Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series B Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Interest that is in arrears for more than one quarter will bear the additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.35% thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments in arrears and Additional Sums (as defined below), as applicable.

  The Series B Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Series B Debentures will mature on October 30, 2026, which date may be extended at any time at the election of ITT Hartford for one or more periods, but in no event to a date later than October 30, 2045 (such date, as it may be extended, the "Stated Maturity"), provided that at the time such election is made and at the time of extension (i) ITT Hartford is not in bankruptcy, otherwise insolvent or in liquidation, (ii) ITT Hartford is not in default in the payment of any interest or principal on the Series B Debentures, (iii) the Series B Issuer is not in arrears on payments of Distributions on the Series B Preferred Securities and no deferred Distributions are accumulated, (iv) the Series B Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization and (v) the extended Stated Maturity is not later than the 49th anniversary of the initial issuance of the Series B Preferred Securities; provided, however, that, if ITT Hartford exercises its right to liquidate the Series B Issuer and distribute the Series B Debentures, effective upon such exercise the Stated Maturity of the Series B Debentures may be changed to any date elected by ITT Hartford that is (i) no earlier than the date five years after the initial issuance of the Series B Preferred Securities and (ii) no later than the date 30 years (plus an extended term of up to an additional 19 years if the above-referenced conditions are satisfied) after the date of the initial issuance of the Series B Preferred Securities.

  The Series B Debentures will rank pari passu with the 7.70% Junior Subordinated Deferrable Interest Debentures, Series A, Due February 28, 2016 and with all other series of Junior Subordinated Debentures, and will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of ITT Hartford. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. As a non-operating holding company, most of the operating assets of ITT Hartford and its consolidated subsidiaries are owned by such subsidiaries, and ITT Hartford relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Series B Debentures will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, and holders of Series B Debentures should look only to the assets of ITT Hartford for payments on the Series B Debentures. The payment of dividends by ITT Hartford's insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "ITT Hartford Group". The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of ITT Hartford, whether under the Indenture, any other indenture that ITT Hartford may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  ITT Hartford has the right under the Indenture at any time during the term of the Series B Debentures to defer the payment of interest from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Debentures. At the end of such Extension Period, ITT Hartford must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.35% to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series B Debentures will be required to accrue interest income for Federal income tax purposes. See "Certain Federal Income Tax Considerations--Potential Extension of Interest Payment Period and Original Issue Discount."

  In the event that ITT Hartford exercises this right, during any such Extension Period, ITT Hartford may not, and may not permit any subsidiary of ITT Hartford to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of ITT Hartford's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series B Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of ITT Hartford, (b) redemptions or purchases of any rights pursuant to ITT Hartford's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Guarantee). Prior to the termination of any such Extension Period, ITT Hartford may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions of such Extension Period may not exceed 20 consecutive quarters or extend beyond the maturity of the Series B Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, ITT Hartford may select a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. ITT Hartford must give the Property Trustee, the Administrative Trustees and the Debenture

Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series B Preferred Securities are payable or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Series B Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of ITT Hartford's selection of such Extension Period to the holders of the Series B Preferred Securities. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series B Issuer would be required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, ITT Hartford will pay as additional amounts on the Series B Debentures such amounts as shall be required so that the Distributions payable by the Series B Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges, subject to the conditions described under "Description of Preferred Securities--Redemption--Special Event Redemption or Distribution" in the accompanying Prospectus.

REDEMPTION

  The Series B Debentures are redeemable prior to maturity at the option of ITT Hartford (i) in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series B Debentures so redeemed to the date fixed for redemption, plus the greater of
(a) the principal amount thereof and (b) an amount equal to the Discounted Remaining Fixed Amount Payments (as defined in "Description of Junior Subordinated Debentures--Redemption" in the accompanying Prospectus), (ii) on or after October 30, 2001, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the Series B Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof, or (iii) at any time, in whole (but not in part), upon the occurrence of a Special Event, at a redemption price equal to the accrued and unpaid interest on the Series B Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of Junior Subordinated Debentures--Redemption" and "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" in the accompanying Prospectus.

DISTRIBUTION OF SERIES B DEBENTURES

  Under certain circumstances involving the termination of the Series B Issuer, Series B Debentures may be distributed to the holders of the Series B Preferred Securities in liquidation of the Series B Issuer after satisfaction of liabilities to creditors of the Series B Issuer as provided by applicable law. If distributed to holders of Series B Preferred Securities in liquidation, the Series B Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series B Preferred Securities, will act as depositary for the Series B Debentures. It is anticipated that the depositary arrangements for the Series B Debentures would be substantially identical to those in effect for the Series B Preferred Securities. If the Series B Debentures are distributed to the holders of Series B Preferred Securities upon the liquidation of the Series B Issuer, ITT Hartford will use its best efforts to list the Series B Debentures on the New York Stock Exchange or such other stock exchanges, if any, on which the Series B Preferred Securities are then listed. There can be no assurance as to the market price of any Series B Debentures that may be distributed to the holders of Series B Preferred Securities. For a description of DTC and the terms of the depositary matters, see "Book-Entry Issuance."

REGISTRATION OF SERIES B DEBENTURES

  A global security shall be exchangeable for Series B Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies ITT Hartford that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depository, (ii) ITT Hartford in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing a Debenture Event of Default under the Indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series B Debentures are issued in definitive form, such Series B Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series B Debentures represented by a global security will be made to DTC, as the depositary for the Series B Debentures. In the event Series B Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Series B Debentures will be registrable, and Series B Debentures will be exchangeable for Series B Debentures of other denominations of a like aggregate principal amount, at the office of the Debenture Trustee in the City of New York, or at the offices of any paying agent or transfer agent appointed by ITT Hartford, provided that payment of interest may be made at the option of ITT Hartford by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series B Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for the Series B Preferred Securities and the Series B Debentures. The Series B Preferred Securities and the Series B Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Series B Preferred Securities and the Series B Debentures, representing in the aggregate the total number of such Series B Preferred Securities or aggregate principal balance of Series B Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Series B Preferred Securities or Series B Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Series B Preferred Securities or Series B Debentures on DTC records. The ownership interest of each actual purchaser or each Series B Preferred Security and each Series B Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Series B Preferred Securities or Series B Debentures. Transfers of ownership interests in the Series B Preferred Securities or Series B Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Series B Preferred Securities or Series B Debentures, except in the event that use of the book-entry system for the Series B Preferred Securities or Series B Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Series B Preferred Securities or Series B Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Series B Preferred Securities or Series B Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. as the registered holder of the Series B Preferred Securities or Series B Debentures. If less than all of the Series B Preferred Securities or the Series B Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Series B Preferred Securities or the Series B Debentures is limited to the holders of record of the Series B Preferred Securities or Series B Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series B Preferred Securities or Series B Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Series B Preferred Securities or Series B Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Series B Preferred Securities or the Series B Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Series B Issuer or ITT Hartford, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Securities or the Series B Debentures at any time by giving reasonable notice to the relevant Trustee and ITT Hartford. In the event that a successor securities depositary is not obtained, definitive Series B Preferred Security or Series B Debenture certificates representing such Series B Preferred Securities or Series B Debentures are required to be printed and delivered. ITT Hartford, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation amount of Series B Preferred Securities or aggregate principal amount of Series B Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Series B Preferred Securities or Series B Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Series B Issuer and ITT Hartford believe to be accurate, but the Series B Issuer and ITT Hartford assume no responsibility for the accuracy thereof. Neither the Series B Issuer nor ITT Hartford has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of the material United States Federal income tax considerations relevant to the purchase, ownership and disposition of Series B Preferred Securities by a beneficial owner acquiring Series B Preferred Securities on their original issue at their original offering price who is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust treated as a United States person for Federal income tax purposes (a "United States Person"). The statements of law or legal conclusion set forth in this summary constitute the opinion of Debevoise & Plimpton, special counsel to ITT Hartford and the Series B Issuer. This summary does not address potential tax considerations applicable to a prospective purchaser that is not a United States Person. PROSPECTIVE INVESTORS IN THE SERIES B PREFERRED SECURITIES THAT ARE NOT UNITED STATES PERSONS ARE URGED TO CONSULT THEIR TAX ADVISORS.

  This summary does not purport to address all potential tax consequences that may be applicable to a beneficial owner of a Series B Preferred Security, and is not intended to be wholly applicable to all categories of investors (including, for example, banks, insurance companies, tax-exempt organizations and dealers in securities or currencies), or to persons that will hold Preferred Securities as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for Federal income tax purposes or whose functional currency is not the United States dollar. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Treasury Regulations), Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of a Series B Preferred Security. These authorities are subject to various interpretations and it is therefore possible that the Federal income tax treatment of the Series B Preferred Securities may differ from the treatment described below. Legislation has been proposed that could, if enacted, adversely affect ITT Hartford's ability to deduct interest on the Series B Debentures, which may in turn result in a redemption of the Series B Preferred Securities. See "--Possible Tax Law Changes."

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES B PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES B ISSUER

  In connection with the issuance of the Series B Preferred Securities, Debevoise & Plimpton will render its opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement, the Series B Issuer will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Each beneficial owner of a Series B Preferred Security (a "Securityholder") will be treated as owning an undivided beneficial interest in the Series B Debentures. Accordingly, each Securityholder will be required to include in its gross income its share of the interest income accrued with respect to the Series B Debentures whether or not actually distributed to the Securityholders. Any amount included in a Securityholder's gross income will increase such Securityholder's tax basis in its Series B Preferred Securities, and the amount of Distributions to a Securityholder will reduce such Securityholder's tax basis in its Series B Preferred Securities. No amount included in income with respect to the Series B Preferred Securities will be eligible for the dividends received deduction.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

  Under the Indenture, ITT Hartford has the option to defer from time to time the payment of interest on the Series B Debentures for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Debentures. ITT Hartford's option to extend the interest payment period should cause the Series B Debentures to be subject to the "original issue discount" rules for Federal income tax purposes and ITT Hartford intends to so treat the Series B Debentures. Accordingly, a Securityholder should recognize interest income (in the form of original issue discount) on a daily basis under a constant yield method over the term of the Series B Debentures (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable and regardless of whether ITT Hartford exercises its option to extend any interest payment period.

  As a result, Securityholders of record during an Extension Period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Series B Preferred Securities prior to the record date for the payment of distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Series B Issuer. The tax basis of a Preferred Security will be increased by the amount of any interest that is included in income, and will be decreased when and if such cash is subsequently received from the Series B Issuer by such Securityholder.

  It is possible under recently issued Treasury Regulations that the likelihood of ITT Hartford deferring the payment of interest could be treated as a "remote contingency" for purposes of the original issue discount rules. In that event, (a) the Series B Debentures would not be subject to the original issue discount rules at the time of their original issuance, (b) a Securityholder would include its share of interest on the Series B Debentures in accordance with such Securityholder's regular method of tax accounting and
(c) if ITT Hartford were to defer the payment of interest, the Series B Debentures would be treated as reissued for these purposes and would, thereafter, generally become subject to the original issue discount rules described above.

DISTRIBUTION OF SERIES B DEBENTURES TO HOLDERS OF SERIES B PREFERRED
SECURITIES

  Under current law, a distribution by the Series B Issuer of the Series B Debentures as described under the caption "Certain Terms of Series B Preferred Securities--Special Event Redemption or Distribution" will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Series B Debentures previously held indirectly through the Series B Issuer, with a holding period and tax basis equal to the holding period and tax basis such Securityholder had in his Series B Preferred Securities before such distribution. A Securityholder will accrue interest in respect of Series B Debentures received from the Series B Issuer in the manner described above under "--Potential Extension of Interest Payment Period and Original Issue Discount."

SALES OR REDEMPTION OF SERIES B PREFERRED SECURITIES

  Gain or loss will be recognized by a Securityholder on a sale of Series B Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the Securityholder's adjusted tax basis in the Series B Preferred Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Series B Preferred Securities held for more than one year will generally be taxable as long-term capital gain or loss.

  The Series B Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series B Debentures. A Securityholder who disposes of its Series B Preferred Securities between record dates for payments of Distributions will nevertheless be required to include accrued but unpaid interest on the Series B Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted basis in its Series B Preferred Securities disposed of. Such Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for Federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  In general, information reporting requirements on Form 1099-OID will apply to payments on a Series B Preferred Security to a noncorporate United States person, and "backup withholding" at a rate of 31% will apply to such payments if such United States person fails to provide an accurate taxpayer identification number.

  Payment of the proceeds from the sale of Series B Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

  These backup withholding tax and information reporting rules are subject to proposed Treasury Regulations and currently are under review by the United States Treasury. Accordingly, the application of such rules to the Series B Preferred Securities could be changed.

POSSIBLE TAX LAW CHANGES

  On December 7, 1995, President Clinton proposed certain tax law changes that would, among other things, generally deny interest deductions to corporate issuers of debt that has a term of more than 40 years. Under the proposal, for purposes of determining the term of an instrument, any right to extend would be treated as exercised. The President's proposal would also deny interest deductions for interest on a debt instrument issued by a corporation that has a term exceeding 20 years and is not reflected as indebtedness on the issuer's consolidated balance sheet. The same proposal was included in President Clinton's budget plan on March 19, 1996. Under the President's proposal and the budget plan, these provisions would be effective for instruments issued on or after December 7, 1995. However, the Chairmen of the House Ways and Means Committee and the Senate Finance Committee, as well as the Ranking Minority Member of the House Ways and Means Committee, have publicly indicated their intent that the proposals, if enacted, would not apply to debt issued prior to the date of "appropriate Congressional action". No such Congressional action has occurred or is expected to occur prior to the issuance of the Series B Debentures. However, if either of the President's proposals were enacted and applied to the Series B Debentures, ITT Hartford would not be able to deduct interest or original issue discount on the Series B Debentures and a Tax Event, as described in "Description of Preferred Securities--Redemption-- Special Event Redemption or Distribution" in the accompanying Prospectus, would occur, which would permit ITT Hartford to redeem the Series B Debentures in whole (but not in part) and therefore cause a mandatory redemption of the Series B Common Securities and the Series B Preferred Securities. Neither the President's proposal nor the budget plan would effect the United States federal income tax consequences of the purchase, ownership or disposition of the Series B Preferred Securities.

                             ERISA CONSIDERATIONS

  ITT Hartford and its affiliates may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase and/or holding of Series B Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Series B Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts). Any purchaser proposing to acquire Series B Preferred Securities with assets of any pension or other employee benefit plan should consult with its counsel.


                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, ITT Hartford and the Series B Issuer have agreed that the Series B Issuer will sell to each of the Underwriters named below (for whom Goldman, Sachs & Co., CS First Boston Corporation, Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Lehman Brothers Inc., PaineWebber Incorporated and Prudential Securities Incorporated are acting as Representatives) and each of the Underwriters has severally agreed to purchase from the Series B Issuer the respective number of Series B Preferred Securities set forth opposite its name below:

                                                                       NUMBER
                                                                     OF SERIES B
                                                                      PREFERRED
                              UNDERWRITER                             SECURITIES
                              -----------                            -----------
   Goldman, Sachs & Co. ............................................  3,750,000
   CS First Boston Corporation......................................  1,750,000
   Dean Witter Reynolds Inc. .......................................  1,750,000
   A.G. Edwards & Sons, Inc.........................................  1,750,000
   Lehman Brothers Inc. ............................................  1,750,000
   PaineWebber Incorporated.........................................  1,750,000
   Prudential Securities Incorporated...............................  1,750,000
   Bear, Stearns & Co. Inc. ........................................    250,000
   Alex. Brown & Sons Incorporated..................................    250,000
   Dillon, Read & Co. Inc. .........................................    250,000
   Donaldson, Lufkin & Jenrette Securities Corporation..............    250,000
   EVEREN Securities, Inc. .........................................    250,000
   Oppenheimer & Co., Inc. .........................................    250,000
   Wheat, First Securities, Inc. ...................................    250,000
   Advest, Inc. ....................................................    125,000
   Robert W. Baird & Co. Incorporated...............................    125,000
   J.C. Bradford & Co. .............................................    125,000
   Commerzbank Capital Markets Corporation..........................    125,000
   Cowen & Company..................................................    125,000

                                                                       NUMBER
                                                                     OF SERIES B
                                                                      PREFERRED
                              UNDERWRITER                             SECURITIES
                              -----------                            -----------
   Crowell, Weedon & Co. ...........................................    125,000
   Dain Bosworth Incorporated.......................................    125,000
   Fahnestock & Co. Inc. ...........................................    125,000
   J.J.B. Hilliard, W.L. Lyons, Inc. ...............................    125,000
   Interstate/Johnson Lane Corporation..............................    125,000
   Janney Montgomery Scott Inc. ....................................    125,000
   Kennedy, Cabot & Co. ............................................    125,000
   Legg Mason Wood Walker, Incorporated.............................    125,000
   McDonald & Company Securities, Inc. .............................    125,000
   McGinn, Smith & Co., Inc. .......................................    125,000
   Morgan Keegan & Company, Inc. ...................................    125,000
   The Ohio Company.................................................    125,000
   Olde Discount Corporation........................................    125,000
   Parker/Hunter Incorporated.......................................    125,000
   Piper Jaffray Inc. ..............................................    125,000
   Principal Financial Securities, Inc. ............................    125,000
   Pryor, McClendon, Counts & Co., Inc. ............................    125,000
   Rauscher Pierce Refsnes, Inc. ...................................    125,000
   Raymond James & Associates, Inc. ................................    125,000
   The Robinson-Humphrey Company, Inc. .............................    125,000
   Roney & Co., LLC ................................................    125,000
   Stifel, Nicolaus & Company, Incorporated.........................    125,000
   Sutro & Co. Incorporated.........................................    125,000
   Trilon International Inc. .......................................    125,000
   Tucker Anthony Incorporated......................................    125,000
   U.S. Clearing Corp. .............................................    125,000
   Wedbush Morgan Securities........................................    125,000
                                                                     ----------
       Total........................................................ 20,000,000
                                                                     ==========

  Subject to the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series B Preferred Securities offered hereby, if any are taken.

  The Underwriters propose to offer the Series B Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession of $0.50 per Series B Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.35 per Series B Preferred Security to certain brokers and dealers. After the Series B Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  In view of the fact that the proceeds from the sale of the Series B Preferred Securities will be used to purchase the Series B Debentures issued by ITT Hartford, the Underwriting Agreement provides that ITT Hartford will pay as Underwriters' Compensation for the Underwriters arranging the investment therein of such proceeds an amount of $0.7875 per Series B Preferred Security for the accounts of the several Underwriters.

  ITT Hartford and the Series B Issuer have agreed, during the period beginning from date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series B Preferred Securities, as determined by the Underwriters, or (ii) 30 days after the closing date, not to offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Series B Issuer, or any preferred securities or any other securities of the Series B Issuer or ITT Hartford which are substantially similar to the Series B Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or represent the right to receive securities, preferred securities or any such substantially similar securities of either a Series B Issuer or ITT Hartford, without the prior written consent of the Underwriters.

  ITT Hartford and the Series B Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Prior to this offering, there has been no public market for the Series B Preferred Securities. The Series B Preferred Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the "Exchange"). In order to meet one of the requirements for listing the Series B Preferred Securities on the Exchange, the Underwriters will undertake to sell lots of 100 or more Series B Preferred Securities to a minimum of 400 beneficial holders. Trading of the Series B Preferred Securities on the Exchange is expected to commence within thirty Business Days after the initial delivery of the Series B Preferred Securities. The Representatives have advised ITT Hartford that they intend to make a market in the Series B Preferred Securities prior to commencement of trading on the Exchange, but are not obligated to do so and may discontinue any such market making at any time without notice.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to ITT Hartford and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Series B Preferred Securities, the validity of the Trust Agreement and the formation of the Series B Issuer are being passed upon by Richards, Layton & Finger, special Delaware Counsel to ITT Hartford and the Series B Issuer. The validity of the Series B Guarantee and the Series B Debentures will be passed upon for ITT Hartford by Michael S. Wilder, General Counsel of ITT Hartford, and for the Underwriters by Sullivan & Cromwell, New York, New York. Certain matters relating to Federal income tax considerations are being passed upon by Debevoise & Plimpton, special counsel to ITT Hartford and the Series B Issuer. As of June 30, 1996, Mr. Wilder owned 367 shares of ITT Hartford common stock. In addition, he held options to purchase 41,600 shares of ITT Hartford common stock; and had 4,115 shares credited to his account in ITT Hartford's Investment and Savings Plan for Salaried Employees. This statement supersedes the "Legal Opinions" section in the accompanying Prospectus.

                                    EXPERTS

  The audited consolidated financial statements and schedules of ITT Hartford Group, Inc. and subsidiaries incorporated by reference in this Prospectus Supplement and Prospectus and in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports, which include an explanatory paragraph with respect to the changes in the methods of accounting for certain investments in debt and equity securities and discounting certain workers' compensation liabilities as discussed in the notes to consolidated financial statements. This statement supersedes the section entitled "Experts" in the accompanying Prospectus.

                                                 HARTFORD CAPITAL II
       ITT HARTFORD GROUP, INC.                  HARTFORD CAPITAL III
                                                 HARTFORD CAPITAL IV

     JUNIOR SUBORDINATED DEFERRABLE     PREFERRED SECURITIES GUARANTEED TO THE
          INTEREST DEBENTURES               EXTENT THE ISSUER HAS FUNDS AS
                                                 SET FORTH HEREIN BY
                                              ITT HARTFORD GROUP, INC.

  ITT Hartford Group, Inc., a Delaware corporation ("ITT Hartford"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right to payment to Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of ITT Hartford. If provided in an accompanying Prospectus Supplement, ITT Hartford will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures--Option to Extend Interest Payments".

  Hartford Capital II, Hartford Capital III and Hartford Capital IV, each a trust formed under the laws of the State of Delaware (each, an "Issuer", and collectively, the "Issuers"), may severally offer, from time to time, its respective preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of each Issuer. ITT Hartford will be the owner of the common securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities") of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by ITT Hartford to the extent described herein (each, a "Guarantee"). See "Description of Guarantee". The obligations of ITT Hartford under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of ITT Hartford. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of ITT Hartford's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities. The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer. Upon the occurrence of certain events as are described herein and in the accompanying Prospectus Supplement, ITT Hartford may redeem the Corresponding Junior Subordinated Debentures and cause the redemption of the Trust Securities or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of their interest in such Issuer. See "Description of Preferred Securities--Liquidation Distribution Upon Termination".

  Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accruing from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, ITT Hartford will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the maturity of the Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the corresponding series of Preferred Securities will also be deferred and ITT Hartford will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to ITT Hartford's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred Securities-- Distributions".

  By separate prospectus, the form which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time debt securities (both senior and subordinated), Preferred Stock, Common Stock, Depositary Shares, Warrants to purchase any of the foregoing, Stock Purchase Contracts or Stock Purchase Units. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,750,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax considerations relating to the Junior Subordinated Debentures or Preferred Securities.

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.
                               ---------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ---------------

                The date of this Prospectus is October 2, 1996.

  No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by ITT Hartford or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

                               ----------------

  FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                             AVAILABLE INFORMATION

  ITT Hartford is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, such reports, proxy statements and other information concerning ITT Hartford can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  ITT Hartford and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to ITT Hartford and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. ITT Hartford and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Corresponding Junior Subordinated Debentures of ITT Hartford and its issuance of the Preferred and Common Securities. See "The Issuers", "Description of the Preferred Securities", "Description of Guarantee" and "Description of Corresponding Junior Subordinated Debentures".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by ITT Hartford with the Commission are incorporated into this Prospectus by reference:

  1. ITT Hartford's Annual Report on Form 10-K for the year ended December 31, 1995; and

  2. ITT Hartford's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

  Each document or report filed by ITT Hartford pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  ITT Hartford will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: ITT Hartford Group, Inc., Hartford Plaza, Hartford, Connecticut 06115, Attention:
Secretary (telephone: 860-547-5000).

                              ITT HARTFORD GROUP

  ITT Hartford Group, Inc. ("ITT Hartford" and, together with its subsidiaries, "ITT Hartford Group") is a holding company that owns, directly or indirectly, a number of insurance companies, including Hartford Fire Insurance Company ("Hartford Fire"). ITT Hartford Group, a diversified international organization founded in 1810, is the seventh largest property and casualty insurer and the eighth largest life insurer in the United States, with total assets of $100.2 billion and equity of $4.4 billion at June 30, 1996.

  The North American property and casualty operations, with premiums written of $5.7 billion as of December 31, 1995, provide a wide range of personal, commercial, specialty and reinsurance coverages. In personal lines, ITT Hartford Group ranks among the 10 largest carriers and is the endorsed provider of automobile and homeowners coverages to members of the American Association of Retired Persons ("AARP"). Commercial insurance, the property and casualty company's largest line with $2.8 billion in written premiums as of December 31, 1995, offers an array of products to address customer needs, including commercial multi-peril, general liability and workers' compensation. Specialty lines provides the expertise necessary to meet the needs of customers with sophisticated insurance, service or risk financing requirements. ITT Hartford Group is also a major reinsurer, with subsidiaries and operations located in Hong Kong, Spain, the United States, the United Kingdom and Canada.

  ITT Hartford Group also provides property and casualty and life products in the European insurance market. The largest operations are London and Edinburgh in the United Kingdom, Zwolsche Algemeene in The Netherlands and ITT Ercos in Spain.

  ITT Hartford Group's life insurance operations, with assets exceeding $68.0 billion at June 30, 1996, provide individual and group life and disability insurance, asset accumulation products and financial services for individuals, corporations and government entities. ITT Hartford Group ranks among the top providers of retirement planning products and services for corporations and government entities, and, with $7.0 billion in new fixed and variable annuity deposits in 1995, it continues to rank among industry leaders in the sale of these products.

  As a holding company with no significant business operations of its own, ITT Hartford relies on dividends from its insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash to meet its obligations, including the payment of principal of (and premium, if any) and any interest on debt obligations of ITT Hartford (including the Junior Subordinated Debentures), and to pay dividends to holders of its capital stock. The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with other dividends or distributions made within the preceding twelve months, exceeds the greater of
(i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or (ii) net income for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting policies. The insurance holding company laws of the other jurisdictions in which ITT Hartford's insurance subsidiaries are incorporated generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends.

  ITT Hartford is a Delaware corporation. ITT Hartford's principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and its telephone number is (860) 547-5000.

                                  THE ISSUERS

  Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by ITT Hartford, as sponsor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Preferred Securities and Common Securities, (ii) using the proceeds from the sale of such Preferred Securities and Common Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by ITT Hartford and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by ITT Hartford. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement, the rights of ITT Hartford as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities--Subordination of Common Securities". ITT Hartford will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 45 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by ITT Hartford as holder of the Common Securities: Wilmington Trust Company as the Property Trustee (the "Property Trustee") and as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the

"Administrative Trustees") who are employees or officers of or affiliated with ITT Hartford (collectively, the "Issuer Trustees"). Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guarantee and the Indenture (each as defined herein). See "Description of Guarantee" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in liquidation preference of the Preferred Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee of such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. ITT Hartford will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer. The principal executive office of each Issuer is Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary, and its telephone number is (860) 547-5000.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, ITT Hartford intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions, refinancing of debt, including outstanding commercial paper and other short term bank indebtedness, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement. A more detailed description of the use of proceeds of any specific offering shall be set forth in the Prospectus Supplement pertaining to such offering.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth ITT Hartford's ratios of earnings to fixed charges for the years and periods indicated:

                                     SIX MONTHS
                                   ENDED JUNE 30,    YEAR ENDED DECEMBER 31,
                                   ----------------  -------------------------
                                    1996     1995    1995 1994 1993 1992  1991
                                   -------  -------  ---- ---- ---- ----  ----
Ratio of Consolidated Earnings to
 Fixed Charges....................     4.3      5.3  5.8  7.4  6.8  (3.1) 5.0

  For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from operations before Federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense, an imputed interest component for rental expense and dividend requirements on preferred stock of Hartford Fire.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between ITT Hartford and Wilmington Trust Company, as a trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with the 7.70% Junior Subordinated Deferrable Interest Debentures, Series A, Due February 28, 2016 and with all other series of Junior Subordinated Debentures, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of ITT Hartford. See "--Subordination". As a non-operating holding company, most of the operating assets of ITT Hartford and its consolidated subsidiaries are owned by such subsidiaries, and ITT Hartford relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of ITT Hartford for payments on the Junior Subordinated Debentures. The payment of dividends by ITT Hartford's insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "ITT Hartford Group". Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of ITT Hartford, whether under the Indenture, any other indenture that ITT Hartford may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Securities.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of ITT Hartford's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of ITT Hartford to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer", the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon ITT Hartford in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of ITT Hartford or a holder thereof; (7) the obligation or the right, if any, of ITT Hartford or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of ITT Hartford specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series;
(15) subject to the terms described under "Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of ITT Hartford or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities or other securities;
(18) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of ITT Hartford in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (19) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indentures.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by ITT Hartford for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the

Indenture. ITT Hartford will appoint the Trustees as Securities Registrars under the Indentures. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by ITT Hartford with respect to any series of Junior Subordinated Debentures, ITT Hartford may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that ITT Hartford maintains a transfer agent in each Place of Payment for such series. ITT Hartford may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither ITT Hartford nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. ITT Hartford anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by ITT Hartford if such Junior Subordinated Debentures are offered and sold directly by ITT Hartford. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated

Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of ITT Hartford, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Junior Subordinated Debenture for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  ITT Hartford expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. ITT Hartford also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by ITT Hartford within 90 days, ITT Hartford will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, ITT Hartford may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if ITT Hartford so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to ITT Hartford, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by ITT Hartford, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as ITT Hartford may designate from time to time in the applicable Prospectus Supplement, except that at the option of ITT Hartford payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. ITT Hartford may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, ITT Hartford will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by ITT Hartford in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of ITT Hartford, be repaid to ITT Hartford and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to ITT Hartford for payment thereof.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, ITT Hartford may, at its option, redeem the Junior Subordinated Debentures of any series on any Interest Payment Date with respect thereto in whole at any time or in part from time to time. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the greater of (a) the principal amount thereof and (b) an amount equal to (i) in respect of Junior Subordinated Debentures of any series bearing interest at a fixed rate, the Discounted Remaining Fixed Amount Payments or (ii) in respect of Junior Subordinated Debentures of any series bearing interest determined by reference to a floating rate, the Discounted Swap Equivalent Payments (calculated as described below to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate Junior Subordinated Debenture). For purposes of this redemption provision, the following terms have the meanings set forth below:

  "Discounted Remaining Fixed Amount Payments" means, in respect of a Junior Subordinated Debenture of any series bearing interest at a fixed rate, an amount equal to the sum of the Current Values of the amounts of interest and principal that would have been payable by ITT Hartford pursuant to the terms of such Junior Subordinated Debenture on each Interest Payment Date after the redemption date and at Stated Maturity of the final payment of principal thereof (taking into account any required sinking fund payments but otherwise assuming that ITT Hartford had not redeemed such Junior Subordinated Debenture prior to such Stated Maturity).

  "Current Value" means, in respect of any amount, the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis (whichever corresponds to the Interest Payment Date periods of the related series of Junior Subordinated Debentures) from the originally scheduled date for payment on the basis of the Treasury Rate.

  "Treasury Rate" means a per annum rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield) determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity (adjusted to reflect monthly or quarterly compounding in the case of Junior Subordinated Debentures having monthly or quarterly Interest Payment Dates, respectively) for United States Treasury securities maturing at the Stated Maturity of the final payment of principal of any series of Junior Subordinated Debentures redeemed pursuant to the provisions described above, as determined by reference to the weekly average yield to maturity for United States Treasury securities maturing on such Stated Maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve, or, if no such securities mature at such Stated Maturity, by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (i) one maturing as close as possible to, but earlier than, such Stated Maturity and (ii) the other maturing as close as possible to, but later than, such Stated Maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

  "Discounted Swap Equivalent Payments" means, in respect of a Junior Subordinated Debenture of any series bearing interest determined by reference to a floating rate, an amount equal to the sum of (i) the Current Value of the amount of principal that would have been payable by ITT Hartford pursuant to the terms of such Junior Subordinated Debenture at Stated Maturity of the final payment of the principal thereof (taking into effect any required sinking fund payments but otherwise assuming that ITT Hartford had not redeemed such Junior Subordinated Debenture prior to such Stated Maturity and
(ii) the sum of the Current Values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ITT Hartford against floating rate payments to be made by such leading dealers equal to the interest payments on the Junior Subordinated Debenture being redeemed (taking into effect any required sinking fund payment but otherwise assuming ITT Hartford had not redeemed such Junior Subordinated Debenture prior to such Stated Maturity) under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of such Junior Subordinated Debenture, a termination date set at the Stated Maturity of such Junior Subordinated Debenture and payment dates for both fixed and floating rate payers set at each Interest Payment Date of such Junior Subordinated Debenture. The amount of such fixed rate payments will be based on quotations received by the Trustee (or an agent appointed for such purpose) from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three such dealers.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, ITT Hartford may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) on any Interest Payment Date within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

  "Debenture Tax Event" means the receipt by ITT Hartford of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by ITT Hartford on such series of Junior Subordinated Debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States Federal income tax purposes.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at his registered address. Unless ITT Hartford defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

POSSIBLE TAX LAW CHANGES

  On December 7, 1995, President Clinton proposed certain tax law changes that, among other things, would deny interest deductions to corporate issuers of debt under certain circumstances. As described in the President's proposal, corporate issuers of debt would generally be denied interest deductions if the debt instrument has a term exceeding 20 years and is not reflected as indebtedness on the issuer's consolidated balance sheet. The same proposal was included in President Clinton's Budget Plan, released on March 19, 1996. However, the Chairman of the House Ways and Means Committee and the Senate Finance Committee, as well as the Ranking Minority Member of the House Ways and Means Committee, have publicly indicated their intent that the proposals, if enacted, would not apply to debt issued prior to the date of "appropriate Congressional action". No such Congressional action has yet occurred or is expected to occur prior to the issuance of the Junior Subordinated Debentures. Nevertheless, no assurance can be given that a Tax Event will not occur. If ITT Hartford were to issue Junior Subordinated Debentures having these characteristics and President Clinton's proposal was subsequently enacted in its present form, ITT Hartford would be prevented from deducting interest on such Junior Subordinated Debentures; this in turn would give rise to a Tax Event, which would permit ITT Hartford to cause a redemption of the related Preferred Securities or a distribution of such Junior Subordinated Debentures in liquidation of the related Issuer, as described more fully under "Description of Preferred Securities--Redemption--Special Event Redemption or Distribution". The effect of such proposal, if any, on the Junior Subordinated Debentures and related Preferred Securities will be described in the applicable Prospectus Supplement.

OPTION TO EXTEND INTEREST PAYMENT DATE

  If provided in the applicable Prospectus Supplement, ITT Hartford shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to extend the interest payment period for such number of consecutive interest payment periods with respect to each deferred period as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. Certain Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  In the event that ITT Hartford exercises this right, during such Extension Period ITT Hartford may not, and may not permit any subsidiary of ITT Hartford to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ITT Hartford's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of ITT Hartford, (b) redemptions or purchases of any rights pursuant to ITT Hartford's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Guarantee).

MODIFICATION OF INDENTURE

  From time to time ITT Hartford and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the corresponding series of Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting ITT Hartford and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the stated maturity of any series of Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the corresponding series of Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

  In addition, ITT Hartford and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to ITT Hartford from the Debenture Trustee or the holders of at least 25% in principal amount of such series of outstanding Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of ITT Hartford.

  The holders of a majority in outstanding principal amount of such series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

  The holders of a majority in outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. ITT Hartford is required to file annually with the Debenture Trustee a certificate as to whether or not ITT Hartford is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of ITT Hartford to pay interest or principal on the corresponding Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a legal proceeding directly against ITT Hartford for enforcement of payment to such holder of the principal of or interest on such corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). ITT Hartford may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. ITT Hartford shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by ITT Hartford in connection with a Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the corresponding Junior Subordinated Debentures.

  The holders of the Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that ITT Hartford shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any

Person, and no Person shall consolidate with or merge into ITT Hartford or convey, transfer or lease its properties and assets substantially as an entirety to ITT Hartford, unless (i) in case ITT Hartford consolidates with or merges into another corporation or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and such successor corporation expressly assumes ITT Hartford's obligations on the Junior Subordinated Debentures issued under the Indenture;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Hartford Guarantee, and (iv) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving ITT Hartford that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and ITT Hartford deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to ITT Hartford's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and ITT Hartford will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of ITT Hartford, in which case the number of shares of Preferred Securities or other securities to be received by the Holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  In the Indenture, ITT Hartford has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of ITT Hartford, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures.

  In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses
(i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to ITT Hartford whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of ITT Hartford which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code, was without recourse to ITT Hartford, (ii) any Debt of ITT Hartford to any of its subsidiaries, (iii) Debt to any employee of ITT Hartford, (iv) any liability for taxes, (v) indebtedness or monetary obligations to trade creditors or assumed by ITT Hartford or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and (vi) and other debt securities issued pursuant to the Indenture.

  ITT Hartford is a non-operating holding company, and most of the assets of ITT Hartford are owned by its subsidiaries. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, including liabilities under contracts of insurance and annuities written by ITT Hartford's insurance subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of ITT Hartford for payments of interest and principal and premium, if any.

  The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by ITT Hartford. ITT Hartford expects from time to time to incur additional indebtedness constituting Senior Debt.

  The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Junior Subordinated Debentures.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred undivided beneficial interests in the assets of the related Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by ITT Hartford for the benefit of the holders of an Issuer's Preferred Securities (each, the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantee".

DISTRIBUTIONS

  Each Issuer's Preferred Securities represent preferred undivided beneficial interests in the assets of such Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears may bear interest on the amount thereof at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" as used herein includes any Additional Amounts unless otherwise stated.

  Distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.

  If provided in the applicable Prospectus Supplement, ITT Hartford has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to extend the interest payment period at any time and from time to time on any series of the Corresponding Junior Subordinated Debentures, to a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. In the event that ITT Hartford exercises this right, during such Extension Period ITT Hartford may not, and may not permit any subsidiary of ITT Hartford to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ITT Hartford's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of ITT Hartford, (b) redemptions or purchases of any rights pursuant to ITT Hartford's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Guarantee).

  It is anticipated that the revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Preferred Securities and its Common Securities. See "Description of Corresponding Junior Subordinated Debentures". If ITT Hartford does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the corresponding Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed on a limited basis as set forth herein under "Description of Guarantee".

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "--Book-Entry Issuance". In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the relevant Distribution Date.

REDEMPTION

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the corresponding Preferred Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate liquidation preference of such Preferred Securities plus accumulated and unpaid Distributions thereon to the date of Redemption (the "Redemption Date") and the related amount of the premium, if any, paid by ITT Hartford upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Corresponding Junior Subordinated Debentures--Optional Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by ITT Hartford upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

  ITT Hartford will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) in whole at any time or in part from time to time, subject to the conditions described under "Description of Corresponding Junior Subordinated Debentures--Optional Redemption", or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Corresponding Junior Subordinated Debentures--Optional Redemption", or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

  Special Event Redemption or Distribution. If a Special Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, ITT Hartford has the right to (i) redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and therefore cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event, or (ii) terminate the related Issuer and cause such Corresponding Junior Subordinated Debentures to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer. If at any time an Issuer is not or will not be taxed as a grantor trust but a Tax Event in respect of the related Preferred Securities has not occurred, ITT Hartford has the right to terminate the Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. If ITT Hartford does not elect either option (i) or (ii) above, the applicable series of Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) will be payable on the Corresponding Junior Subordinated Debentures.

  Extension of Maturity of Corresponding Junior Subordinated Debentures. If provided in the applicable Prospectus Supplement, ITT Hartford shall have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debentures at the time that ITT Hartford exercises its right to elect to terminate the related Issuer and cause such Corresponding Junior Subordinated Debentures to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and

Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

  "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by ITT Hartford on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States Federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the applicable Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Issuer.

  "Like Amount" means (i) with respect to a redemption of any series of Preferred Securities, Preferred Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Preferred Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Preferred Securities in connection with a dissolution or liquidation of the related Hartford Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed. "Liquidation Amount" means the stated amount of $25 per Preferred Security and Common Security.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities".

  If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with the DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "--Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by ITT Hartford pursuant to the Guarantee as described under "Description of Guarantee", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), ITT Hartford or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the Redemption Date or liquidation date, as applicable.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any Event of Default resulting from a Debenture Event of Default, ITT Hartford as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of ITT Hartford as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to the Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall be terminated by ITT Hartford on the first to occur of: (i) the occurrence of certain events of bankruptcy, dissolution or liquidation of ITT Hartford; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Preferred Securities and Common Securities following the occurrence of a Special Event or in the event the Issuer is not or will not be taxed as a grantor trust but a Tax Event has not occurred and in each case ITT Hartford as Depositor has given written direction to the Property Trustee to terminate such Issuer within 45 days of such event (which direction is optional and wholly within the discretion of ITT Hartford as Depositor); (iii) the redemption of all of the Issuer's Preferred Securities; and (iv) an order for the dissolution of the Issuer shall have been entered by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Preferred Securities and Common Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (iv) above, the Corresponding Junior Subordinated Debentures may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 10% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by ITT Hartford to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and ITT Hartford, as Depositor, unless such Event of Default shall have been cured or waived. ITT Hartford, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Issuer as described above. See "--Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in ITT Hartford as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, ITT Hartford, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreements, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. An Issuer may, at the request of ITT Hartford, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) ITT Hartford expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property

Trustee as the holder of the Corresponding Junior Subordinated Debentures,
(iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease ITT Hartford has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) ITT Hartford or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Issuer or the successor entity to be classified as other than a grantor trust for Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

  Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and each Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by ITT Hartford and the Issuer Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for Federal income tax purposes as a grantor trust at all times that any Preferred Securities and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. A Trust Agreement may be amended by the Issuer Trustees and ITT Hartford with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Preferred Securities and Common Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for Federal income tax purposes or the Issuer's exemption from status of an "investment company" under the Investment Company Act, provided that without the consent of each holder of Preferred Securities and Common Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waiveable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as a corporation or partnership for United States Federal income tax purposes on account of such action.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by ITT Hartford, the Issuer Trustees or any affiliate of ITT Hartford or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series, ITT Hartford anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by ITT Hartford if such Preferred Securities are offered and sold directly by ITT Hartford. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners of holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of ITT Hartford, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  ITT Hartford expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee ITT Hartford also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by ITT Hartford within 90 days, ITT Hartford will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, ITT Hartford may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if ITT Hartford so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to ITT Hartford, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by ITT Hartford, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and ITT Hartford. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustees and ITT Hartford. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Administrative Trustees and ITT Hartford).

BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total number of such Issuer's Preferred Securities, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer thereof or ITT Hartford, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities at any time by giving reasonable notice to the Property Trustee and ITT Hartford. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. ITT Hartford, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Issuer's Preferred Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and ITT Hartford believe to be accurate, but the Issuers and ITT Hartford assume no responsibility for the accuracy thereof. Neither the Issuers nor ITT Hartford has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreements and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by ITT Hartford and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of ITT Hartford for United States Federal income tax purposes. In this connection, ITT Hartford and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that ITT Hartford and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEE

  Each Guarantee will be executed and delivered by ITT Hartford concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

  ITT Hartford will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Issuer has funds on hand available therefor, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities. ITT Hartford's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by ITT Hartford to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If ITT Hartford does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, it is expected that the Issuer will not pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "--Status of Guarantee". As a non-operating holding company, most of the operating assets of ITT Hartford and its consolidated subsidiaries are owned by such subsidiaries, and ITT Hartford relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, ITT Hartford's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, and claimants should look only to the assets of ITT Hartford for payments thereunder. The payment of dividends by ITT Hartford's insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "ITT Hartford Group". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ITT Hartford, whether under the Indenture, any other indenture that ITT Hartford may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.

  ITT Hartford has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee-- General".

STATUS OF THE GUARANTEE

  Each Guarantee will constitute an unsecured obligation of ITT Hartford and will rank subordinate and junior in right of payment to all Senior Debt.

  Each Guarantee will rank pari passu with the Guarantee issued by ITT Hartford in respect of the 7.70% Cumulative Quarterly Income Preferred Securities, Series A and with all other Guarantees issued by ITT Hartford. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by ITT Hartford. ITT Hartford expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities-- Voting Rights; Amendment of Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ITT Hartford and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of ITT Hartford to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against ITT Hartford to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  ITT Hartford, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not ITT Hartford is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by ITT Hartford in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the state of New York.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement entered into by ITT Hartford under the Trust Agreement (the "Expense Agreement"), ITT Hartford will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

          DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures are to be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of the related Preferred Securities. See "Description of Junior Subordinated Debentures". This summary of certain terms and provisions of relating to Corresponding Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Concurrently with the issuance of each Issuer's Preferred Securities, the Issuer will invest the proceeds thereof and the consideration paid by ITT Hartford for the Common Securities in a series of Corresponding Junior Subordinated Debentures issued by ITT Hartford to the Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the related Preferred Securities plus ITT Hartford's concurrent investment in the Common Securities and will rank pari passu with the 7.70% Junior Subordinated Deferrable Interest Debentures, Series A, Due February 28, 2016 and with all other series of Junior Subordinated Debentures. The Corresponding Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of ITT Hartford. See "Description of Junior Subordinated Debentures-- Subordination" and the Prospectus Supplement relating to any offering of corresponding Preferred Securities.

OPTIONAL REDEMPTION

  Unless otherwise specified in the applicable Prospectus Supplement, ITT Hartford may, at its option, redeem the Corresponding Junior Subordinated Debentures of any series on any Interest Payment Date (as defined herein) with respect thereto, in whole at any time or in part from time to time. Except as otherwise set forth in the applicable Prospectus Supplement, the redemption price for any Corresponding Junior Subordinated Debentures so redeemed shall be equal to any accrued and unpaid interest thereon to the date fixed for redemption, plus the greater of (i) the principal amount thereof and (ii) an amount equal to the Discounted Remaining Fixed Amount Payments. See "Description of Junior Subordinated Debentures--Redemption".

  If a Special Event in respect of an Issuer shall occur and be continuing, ITT Hartford may, at its option, redeem the Corresponding Junior Subordinated Debentures on any Interest Payment Date falling within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Indenture. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

  For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Preferred Securities in accordance with their terms. ITT Hartford may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

CERTAIN COVENANTS OF ITT HARTFORD

  ITT Hartford will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the corresponding series of Preferred Securities and Common Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) ITT Hartford has elected, and has not revoked such election, to pay Additional Sums in respect of such Preferred Securities and Common Securities, ITT Hartford will pay to such Issuer such Additional Sums. ITT Hartford will also covenant, as to each series of Corresponding Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of ITT Hartford to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of ITT Hartford's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including other Corresponding Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of ITT Hartford, (b) redemptions or purchases of any rights pursuant to ITT Hartford's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Guarantee) if at such time (i) there shall have occurred any event of which ITT Hartford has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to Corresponding Junior Subordinated Debentures of such series and (b) in respect of which ITT Hartford shall not have taken reasonable steps to cure, (ii) ITT Hartford shall be in default with respect to its payment of any obligations under the Guarantee relating to the Preferred Securities of the Issuer to which Corresponding Junior Subordinated Debentures of such series have been issued or (iii) ITT Hartford shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to Corresponding Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. ITT Hartford will also covenant, as to each series of Corresponding Junior Subordinated Debentures,

(i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to ITT Hartford's ownership of the Common Securities,
(ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain a business trust and not to be classified as an association taxable as a corporation for United States Federal income tax purposes.

                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
      THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the corresponding Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding Preferred Securities and corresponding Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities; (iii) ITT Hartford shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by ITT Hartford as and to the extent set forth under "Description of Guarantee". Taken together, ITT Hartford's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that ITT Hartford does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Preferred Securities.

  Notwithstanding anything to the contrary in the Indenture, ITT Hartford has the right to set-off any payment it is otherwise required to make thereunder with and to the extent ITT Hartford has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

  A holder of any related Preferred Security may institute a legal proceeding directly against ITT Hartford to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  Each Issuer's Preferred Securities evidence the rights of the holders thereof to the benefits of such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is only entitled to receive Distributions if and to the extent the Issuer has funds available for the payment of such Distributions.

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of ITT Hartford, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of ITT Hartford, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any stockholders of ITT Hartford receive payments or distributions. Since ITT Hartford is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of ITT Hartford in the event of liquidation or bankruptcy of ITT Hartford would be substantially the same.

  A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an event of default under the Indenture.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures and the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. ITT Hartford and each Issuer may sell its Junior Subordinated Debentures and Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which the Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures and Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures and Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from ITT Hartford and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures and Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by ITT Hartford and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures and Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be set forth in a Prospectus Supplement. Underwriters and dealers participating in the distribution of

Junior Subordinated Debentures and Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures and Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with ITT Hartford and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by ITT Hartford for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, ITT Hartford and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures and Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures and Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                                LEGAL OPINIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for ITT Hartford and the Issuers by Michael
S. Wilder, General Counsel of ITT Hartford and for the Issuers by Richards, Layton & Finger, special Delaware counsel to ITT Hartford, and for any underwriters or agents by counsel to be named in the applicable Prospectus Supplement.

                                    EXPERTS

  The audited consolidated financial statements and schedules of ITT Hartford Group, Inc. and subsidiaries incorporated by reference herein and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the changes in the methods of accounting for certain investments in debt and equity securities, and discounting certain workers' compensation liabilities as discussed in the notes to consolidated financial statements.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ITT HARTFORD GROUP SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Supplement....................................................  S-1
Risk Factors.............................................................  S-5
Hartford Capital II......................................................  S-9
ITT Hartford Group.......................................................  S-9
Recent Developments...................................................... S-11
Summary Financial Information............................................ S-15
Ratio of Earnings to Fixed Charges....................................... S-15
Use of Proceeds.......................................................... S-15
Capitalization........................................................... S-16
Accounting Treatment..................................................... S-17
Selected Financial Information........................................... S-17
Certain Terms of Series B Preferred Securities........................... S-19
Certain Terms of Series B Debentures..................................... S-21
Certain Federal Income Tax Considerations................................ S-26
ERISA Considerations..................................................... S-29
Underwriting............................................................. S-29
Validity of Securities................................................... S-31
Experts.................................................................. S-31
                                  PROSPECTUS
Available Information....................................................    2
Incorporation of Certain Documents by Reference..........................    3
ITT Hartford Group.......................................................    3
The Issuers..............................................................    4
Use of Proceeds..........................................................    5
Ratio of Earnings to Fixed Charges.......................................    5
Description of Junior Subordinated Debentures............................    5
Description of Preferred Securities......................................   17
Description of Guarantee.................................................   30
Description of Corresponding Junior Subordinated Debentures..............   33
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures and the Guarantees..............................   35
Plan of Distribution.....................................................   36
Legal Opinions...........................................................   37
Experts..................................................................   37

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                        20,000,000 PREFERRED SECURITIES

                              HARTFORD CAPITAL II

  8.35% CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES, SERIES B (QUIPS SM)

     GUARANTEED TO THE EXTENT THE ISSUER HAS FUNDS AS SET FORTH HEREIN BY

                           ITT HARTFORD GROUP, INC.

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                                    [LOGO]

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                             GOLDMAN, SACHS & CO.
                                CS FIRST BOSTON
                           DEAN WITTER REYNOLDS INC.
                           A.G. EDWARDS & SONS, INC.
                                LEHMAN BROTHERS
                           PAINE WEBBER INCORPORATED
                             PRUDENTIAL SECURITIES
                                 INCORPORATED
                      REPRESENTATIVES OF THE UNDERWRITERS


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